                                                                    Exhibit 4(A)


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                                  $100,000,000

                                CREDIT AGREEMENT

                                   - BETWEEN -

                       AMERICAN PRECISION INDUSTRIES INC.

                                     - AND -

                          MARINE MIDLAND BANK, AS AGENT

                                     - AND -

                               MARINE MIDLAND BANK

                                     - AND -

                         FLEET NATIONAL BANK, AS LENDERS

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                                                          DATED: AUGUST 31, 1998



                               Page 5 of 82 Pages

                                TABLE OF CONTENTS
                                -----------------

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
ARTICLE I.               DEFINITIONS............................................................................  1
                         1.1        DEFINITIONS.................................................................  1
                         1.2        ACCOUNTING TERMS............................................................ 11
                         1.3        UCC TERMS................................................................... 11

ARTICLE II.              THE REVOLVING CREDIT................................................................... 11
                         2.1        REVOLVING CREDIT............................................................ 11
                         2.2        INTEREST, RATE OPTIONS AND PRICING.......................................... 15
                         2.3        PRICING GRID................................................................ 17
                         2.4        PREPAYMENT.................................................................. 18
                         2.5        USE OF PROCEEDS............................................................. 20
                         2.6        SPECIAL PROVISIONS GOVERNING LIBOR RATE LOANS - INCREASED COSTS............. 20
                         2.7        REQUIRED TERMINATION AND REPAYMENT OF LIBOR RATE LOANS...................... 21
                         2.8        TAXES, INTEREST AND DUTIES.................................................. 22
                         2.9        UNUSED COMMITMENT FEE....................................................... 23
                         2.10       COMMITMENT REDUCTION........................................................ 23
                         2.11       PAYMENTS.................................................................... 23
                         2.12       CHARGE TO ACCOUNT........................................................... 24

ARTICLE III.             CONDITIONS TO EXTENSION OF REVOLVING CREDIT............................................ 24
                         3.1        CONDITIONS TO EXTENSION OF REVOLVING CREDIT................................. 24
                         3.2        CONDITIONS TO SUBSEQUENT EXTENSIONS OF REVOLVING CREDIT..................... 26

ARTICLE IV.              REPRESENTATIONS AND WARRANTIES......................................................... 26
                         4.1        GOOD STANDING AND AUTHORITY................................................. 26
                         4.2        VALID AND BINDING OBLIGATION................................................ 26
                         4.3        GOOD TITLE.................................................................. 27
                         4.4        NO PENDING LITIGATION....................................................... 27
                         4.5        NO CONSENT OR FILING........................................................ 27
                         4.6        NO VIOLATIONS............................................................... 27
                         4.7        FINANCIAL STATEMENTS........................................................ 28
                         4.8        TAX RETURNS................................................................. 28
                         4.9        FEDERAL REGULATIONS......................................................... 28
                         4.10       ERISA MATTERS............................................................... 29
                         4.11       SUBSIDIARIES................................................................ 29
                         4.12       COMPLIANCE.................................................................. 29
                         4.13       FISCAL YEAR................................................................. 30
                         4.14       DEFAULT..................................................................... 30

                                      (i)



                               Page 6 of 82 Pages

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                         4.15       INDEBTEDNESS FOR BORROWED MONEY............................................. 30
                         4.16       SECURITIES.................................................................. 30
                         4.17       ENVIRONMENTAL MATTERS....................................................... 30

ARTICLE V.               AFFIRMATIVE COVENANTS.................................................................. 31
                         5.1        PAYMENTS.................................................................... 31
                         5.2        FUTURE FINANCIAL STATEMENTS................................................. 31
                         5.3        NOTICE...................................................................... 32
                         5.4        TAXES....................................................................... 32
                         5.5        BOOKS AND RECORDS........................................................... 33
                         5.6        CORPORATE STANDING.......................................................... 33
                         5.7        DISCHARGE OF OBLIGATIONS.................................................... 33
                         5.8        INSURANCE................................................................... 33
                         5.9        EXAMINATIONS................................................................ 33
                         5.10       LITIGATION.................................................................. 34
                         5.11       JUDGMENTS................................................................... 34
                         5.12       NOTICE...................................................................... 34
                         5.13       ENVIRONMENTAL COMPLIANCE.................................................... 34
                         5.14       COMPLIANCE WITH LAW......................................................... 35
                         5.15       MILLENNIUM COMPLIANCE. ..................................................... 35
                         5.16       ADDITIONAL GUARANTIES....................................................... 35
                         5.17       EQUITY REFINANCING.......................................................... 35
                         5.18       OTHER ACTS.................................................................. 36

ARTICLE VI.              NEGATIVE COVENANTS..................................................................... 36
                         6.1        BUSINESS OPERATIONS......................................................... 36
                         6.2        GUARANTIES.................................................................. 36
                         6.3        LIENS....................................................................... 36
                         6.4        COMPLIANCE WITH LAW......................................................... 37
                         6.5        ACQUISITIONS AND MERGERS.................................................... 37
                         6.6        PENSIONS.................................................................... 37
                         6.7        DISPOSAL OF HAZARDOUS SUBSTANCES............................................ 37
                         6.8        SALE OF ASSETS OTHER THAN FOREIGN SUBSIDIARY STOCK.......................... 37
                         6.9        LEASE RENTALS............................................................... 37
                         6.10       CAPITAL EXPENDITURES........................................................ 37
                         6.11       INTEREST COVERAGE RATIO..................................................... 38
                         6.12       DEBT-TO-TANGIBLE-NET WORTH RATIO............................................ 38
                         6.13       DEBT SERVICE COVERAGE RATIO................................................. 38
                         6.14       STOCK OF FOREIGN SUBSIDIARIES............................................... 38

ARTICLE VII.             DEFAULT................................................................................ 38
                         7.1        EVENTS OF DEFAULT........................................................... 38
                         7.2        EFFECTS OF AN EVENT OF DEFAULT.............................................. 41

                                      (ii)



                               Page 7 of 82 Pages

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ARTICLE VIII.            INDEMNIFICATION - COSTS AND EXPENSES................................................... 42
                         8.1        ENVIRONMENTAL INDEMNIFICATION............................................... 42
                         8.2        GENERAL INDEMNIFICATION..................................................... 42
                         8.3        EXPENSES.................................................................... 42

ARTICLE IX.              THE AGENT.............................................................................. 43
                         9.1        ACTIONS..................................................................... 43
                         9.2        EXCULPATION................................................................. 44
                         9.3        SUCCESSOR................................................................... 44
                         9.4        LOANS BY MARINE............................................................. 45
                         9.5        CREDIT DECISIONS............................................................ 45
                         9.6        LOAN DOCUMENTS, ETC......................................................... 45
                         9.7        NOTICES AND REQUESTS........................................................ 45
                         9.8        FUNDING BY AGENT............................................................ 46
                         9.9        BENEFIT OF ARTICLE IX....................................................... 46
                         9.10       SHARING OF PAYMENTS......................................................... 46

ARTICLE X.               MISCELLANEOUS.......................................................................... 47
                         10.1       AMENDMENTS AND WAIVERS...................................................... 47
                         10.2       DELAYS AND OMISSIONS........................................................ 47
                         10.3       ASSIGNMENTS................................................................. 47
                         10.4       SUCCESSORS AND ASSIGNS...................................................... 48
                         10.5       NOTICES..................................................................... 48
                         10.6       GOVERNING LAW............................................................... 49
                         10.7       COUNTERPARTS................................................................ 49
                         10.8       TITLES...................................................................... 49
                         10.9       INCONSISTENT PROVISIONS..................................................... 49
                         10.10      JURY TRIAL WAIVER........................................................... 49
                         10.11      CONSENT TO JURISDICTION..................................................... 49



EXHIBIT A - REVOLVING NOTE - MARINE
EXHIBIT B - REVOLVING NOTE - FLEET
EXHIBIT C - FOREIGN CURRENCY NOTE - MARINE
EXHIBIT D - FOREIGN CURRENCY NOTE - FLEET
EXHIBIT E - COMPLIANCE CERTIFICATE

SCHEDULE 2       - PLANS
SCHEDULE 2.4(b)  - LOANS TO FOREIGN SUBSIDIARIES
SCHEDULE 4.11    - SUBSIDIARIES
SCHEDULE 4.15    - INDEBTEDNESS FOR BORROWED MONEY
SCHEDULE 4.17    - ENVIRONMENTAL MATTERS
SCHEDULE 6.3     - PERMITTED ENCUMBRANCES


                                     (iii)


                               Page 8 of 82 Pages

                  AGREEMENT, dated August 31, 1998 between AMERICAN PRECISION INDUSTRIES INC., a Delaware corporation ("Company"), MARINE MIDLAND BANK, a bank organized under the laws of the State of New York as Agent ("Agent"), MARINE MIDLAND BANK, as a Lender ("Marine") and FLEET NATIONAL BANK, a bank organized under the laws of the United States of America, as a Lender ("Fleet"). This Agreement amends, restates and replaces the Revolving Credit Agreement between Marine and the Company dated March 29, 1996, as amended by amendments dated August 27, 1996 and October 6, 1997.


                                   WITNESSETH

                             ARTICLE I. DEFINITIONS

                  1.1 DEFINITIONS. As used in this Agreement, unless otherwise specified, the following terms shall have the following respective meanings:

                  "ADVANCE", or collectively, "ADVANCES" - Any amount loaned to Company in U.S. Dollars pursuant to the provisions of this Agreement whether as a Prime Rate Loan or a LIBOR Rate Loan.

                  "AFFILIATE" - Any (a) Person who now or hereafter has Control of or is now or hereafter under common Control with, the Company or any Subsidiary or over whom or over which the Company or any Subsidiary now or hereafter has Control, (b) any Person who is now or hereafter related by blood, by adoption or by marriage to any such Person or now or hereafter resides in the same home as any Person referred to in clause (a) of this sentence, (c) any Person who is now or hereafter an officer of the Company or of any Subsidiary or
(d) any Person who is now or hereafter related by blood, by adoption or by marriage to any Person referred to in clause (c) of this sentence or now or hereafter resides in the same home as any such Person or over whom or over which any such Person now or hereafter has Control.

                  "AGENT" - As defined in the opening paragraph of this Agreement.

                  "APPLICABLE CURRENCY" - As to any particular payment or Loan, U.S. Dollars or the Foreign Currency in which it is denominated or is payable.

                  "APPLICABLE INTEREST MARGIN" - At any time and from time to time a percentage per annum determined by reference to the ratio of Funded Debt to EBITDA for the fiscal quarter preceding such determination as set forth on the Pricing Grid in Section 2.3 hereof.

                  "ASSIGNED DOLLAR VALUE" - With respect to any Loan denominated in U.S. Dollars, the amount thereof, and with respect to any Loan denominated in a Foreign Currency, the Dollar Equivalent thereof based on the applicable Exchange Rate as of the Exchange Rate Determination Date for such Loan.


                               Page 9 of 82 Pages

                  "BUSINESS DAY" - (a) For all purposes other than as covered by clause (b) below, any day excluding Saturday, Sunday and any day on which banks in Buffalo, New York are authorized by law or other governmental action to close; (b) with respect to all notices and determinations in connection with LIBOR, any date which is a Business Day described in clause (a) and which is also a day for trading by and between banks in U.S. dollar deposits in the London Interbank Eurodollar Market; and (c) with respect to Foreign Currency Advances, any date which is a Business Day under clauses (a) and (b) and which is also a day on which dealings in deposits in the Foreign Currency are carried out in the London Interbank Eurodollar Market or a day on which commercial banks and foreign exchange markets are open for business in any of London, New York City and the principal financial center for such Foreign Currency.

                  "CANADIAN DOLLARS" - The lawful currency of Canada.

                  "CAPITAL EXPENDITURE" - The dollar amount of gross expenditures (including obligations under capital leases) made for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto (but not repairs thereof) incurred for any period.

                  "CODE" - The Internal Revenue Code of 1986, as amended from time to time.

                  "COMMONLY CONTROLLED ENTITY" - An entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 414(b) or (c) of the Code.

                  "COMPANY" - As defined in the opening paragraph of this Agreement.

                  "COMPLIANCE CERTIFICATE" - A certificate from the President or an appropriate financial officer of the Company in the form of Exhibit E annexed hereto certifying that (i) the Company and its Subsidiaries have complied with and are in compliance in all material respects with all the terms, covenants and conditions of this Agreement which are binding upon them; (ii) there exists no Default nor Event of Default as defined in this Agreement, or if this is not the case, that one or more specified Defaults or Events of Default have occurred, together with a description of the action taken or to be taken by the Company to cure the same; and (iii) the representations and warranties contained in this Agreement are true in all material respects with the same effect as though made on the date of the certificate, and (iv) setting forth the computations, ratios and calculations evidencing compliance with Article VI of this Agreement.


                              Page 10 of 82 Pages

                  "CONSOLIDATED" OR "COMPANY ON A CONSOLIDATED BASIS" - The consolidation of the accounts of the Company and its Subsidiaries in accordance with GAAP, including principles of consolidation, consistent with those applied in the preparation of the Consolidated audited financial statements.

                  "CONTROL" - (i) The power to vote 5% or more of the outstanding shares of any class of stock of a Person which is a corporation,
(ii) the beneficial ownership of 5% or more of the outstanding shares of any class of stock of a Person which is a corporation or (iii) the power to direct or cause the direction of the management and policies of a Person which is not a corporation, whether by ownership of any stock or other ownership interest, by agreement or otherwise, in each case by or on behalf of a single Person or group of Persons acting as a group for the purposes of filing Schedules 13-D or 13-G with the Securities and Exchange Commission.

                  "CURRENT ASSETS" - All assets treated as current assets in accordance with GAAP.

                  "CURRENT LIABILITIES" - Those liabilities classified as current in accordance with GAAP with adequate provisions for all accrued liabilities, including, without limitation, all federal and state taxes, except those taxes classified as deferred in accordance with GAAP.

                  "DEFAULT" - Any event or occurrence which with the giving of notice or passage of time or both could constitute an Event of Default.

                  "DEFAULTING LENDER" - Any Lender that at such time owes any amount required to be paid by such Lender to the Agent or another Lender pursuant to this Agreement or any Loan Document which has not been so paid, or any Lender who has failed to timely make available to the Company or to the Agent for the account of such Lender all or any portion of an Advance or Foreign Currency Advance required to be made hereunder.

                  "DEUTSCHE MARKS" - The lawful currency of the Federal Republic of Germany.

                  "DISPOSAL" - The intentional or unintentional abandonment, discharge, deposit, injection, dumping, spilling, leaking, burning, thermal destruction or placing of any substance so that it or any of its constituents may enter the Environment.

                  "DOLLAR EQUIVALENT" - On the date of determination, in relation to an amount denominated in a Foreign Currency, the amount of U.S. Dollars required to purchase the relevant stated




                              Page 11 of 82 Pages
amount of such Foreign Currency at the Exchange Rate with respect to such Foreign Currency on such date.

                  "EARNINGS BEFORE INTEREST AND TAXES" - For any period, the income of an entity for such period prior to the deduction of any provisions for income taxes and interest payable on Indebtedness, determined on a consolidated basis in accordance with GAAP.

                  "EBITDA" - For any fiscal period an amount equal to the consolidated net income (loss) of the Company during such period before interest, depreciation, amortization and federal, state and local income taxes excluding, however (a) extraordinary items such as gains or losses on sale of assets not in the ordinary course of business and (b) earnings and losses from discontinued businesses, all determined on a consolidated basis in accordance with GAAP.

                  "ENVIRONMENT" - Any water or water vapor; any land including land surface or subsurface, air, fish, wildlife, biota and all other natural resources.

                  "ENVIRONMENTAL LAWS" - All federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto, to the extent that such rules, regulations, policies, guidelines, interpretations, decisions, orders and directives are published or otherwise available to the public or are otherwise known by or available to the Company or any of its Subsidiaries.

                  "ENVIRONMENTAL PERMITS" - All permits, licenses, approvals, authorizations, consents or registrations required by any applicable Environmental Law in connection with ownership, lease, purchase, transfer, closure, use and/or operation of any property for the storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances or the sale, transfer or conveyance of any such property.

                  "ERISA" - The Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations and rulings promulgated and issued thereunder.

                  "EVENT OF DEFAULT" - An "Event of Default" as defined in
Section 7.1 of this Agreement.


                              Page 12 of 82 Pages

                  "EXCHANGE RATE" - On any day, (a) with respect to any Foreign Currency, the spot rate at which U.S. Dollars are offered on such day by the Agent in London for such Foreign Currency at approximately 10:00 a.m. (London time), and (b) with respect to U.S. Dollars in relation to any specified Foreign Currency, the spot rate at which such Foreign Currency is offered on such day by the Agent in London for U.S. Dollars at approximately 10:00 a.m. (London time). In order to determine the Exchange Rate in connection with a Foreign Currency Advance, such Exchange Rate shall be determined as of the Exchange Rate Determination Date for such Loan.

                  "EXCHANGE RATE DETERMINATION DATE" - For purposes of determining the Exchange Rate for any stated amount on any Business Day with respect to the making of a Foreign Currency Advance, the date which is two (2) Business Days prior to such advance if such advance is a Prime Rate Loan or the date which is four (4) Business Days prior to such advance if such advance is a LIBOR Rate Loan.

                  "FEDERAL FUNDS RATE" - For any period, a fluctuating per annum interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions obtained by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

                  "FLEET" - As defined in the opening paragraph hereof.

                  "FLEET COMMITMENT" - The commitment of Fleet to lend forty percent (40%) of the Lenders' Commitment either as Advances or within the limits of the Fleet Foreign Currency Commitment as Foreign Currency Advances.

                  "FLEET FOREIGN CURRENCY COMMITMENT" - The Dollar Equivalent of forty percent (40%) of the Foreign Currency Advances up to an aggregate Dollar Equivalent of $20,000,000 U.S. Dollars at any one time outstanding.

                  "FOREIGN CURRENCY" or "FOREIGN CURRENCIES" - Any or all of French Francs, Swiss Francs, Deutsche Marks, Japanese Yen, Pounds Sterling and Canadian Dollars.

                  "FOREIGN CURRENCY ADVANCE", or collectively "FOREIGN CURRENCY ADVANCES" - Any amount loaned to the Company in a Foreign Currency pursuant to the provisions of this Agreement whether as a LIBOR Rate Loan or a Prime Rate Loan.



                              Page 13 of 82 Pages

                  "FOREIGN CURRENCY COMMITMENT" or "FOREIGN CURRENCY COMMITMENTS" - In the aggregate, the commitment of the Lenders to make Foreign Currency Advances within the limits of the Revolving Credit up to the Dollar Equivalent of $50,000,000 U.S. Dollars apportioned between the Fleet Foreign Currency Commitment and the Marine Foreign Currency Commitment.

                  "FOREIGN CURRENCY NOTE" or "FOREIGN CURRENCY NOTES" - Individually and collectively, the promissory note or notes of the Company in the form of Exhibits C and D hereto evidencing the promises of the Company to repay the Foreign Currency Advances made by Marine and Fleet, respectively, under the Revolving Credit.

                  "FRENCH FRANCS" - The lawful currency of France.

                  "FUNDED DEBT" - As of the date of determination, the Loans and all other indebtedness of the Company on a Consolidated Basis for borrowed money including leases which are capitalized in accordance with GAAP.

                  "FUNDED DEBT TO EBITDA RATIO" - The ratio of (i) the Company's Funded Debt, determined as of the end of the Company's most recently completed fiscal quarter, to (ii) the Company's EBITDA for the most recently completed fiscal quarter of the Company annualized, i.e. multiplied by four.

                  "GAAP" - As of the date of any determination, generally accepted accounting principles as promulgated by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants, consistently applied and maintained throughout the relevant periods and from period to period.

                  "GUARANTOR" AND COLLECTIVELY, "GUARANTORS" - As defined in
Section 3.1(d) hereof.

                  "HAZARDOUS SUBSTANCE" - Without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum based products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (42 U.S.C. Section 9601, ET SEQ.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, ET SEQ.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, ET SEQ.), the Toxic Substances Control Act, as amended, (15 U.S.C. Sections 2601, ET SEQ.), Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations promulgated thereunder.



                              Page 14 of 82 Pages

                  "INDEBTEDNESS" - At a particular date, without duplication,
(a) all indebtedness of a Person for borrowed money or for the deferred purchase price of property, whether short term or long term, (b) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder and not repaid by such Person, and (c) lease obligations of such Person which, in accordance with GAAP, should be capitalized.

                  "INTANGIBLES" - As of the date of any determination, the aggregate of the amounts which are, in accordance with GAAP, carried on the books of a Person for (a) unamortized debt discount and debt expenses, (b) any cost of investments in excess of net assets acquired at the time of acquisition,
(c) patents, patent applications, copyrights, trademarks, trade names, goodwill, experimental or organizational expenses and other like intangibles and (d) any write-up in the book value of any assets resulting from a revaluation thereof.

                  "JAPANESE YEN" - The lawful currency of Japan.

                  "LENDERS" - Collectively, Fleet and Marine.

                  "LENDERS' COMMITMENT" - The aggregate commitment of the Lenders to lend up to $100,000,000 hereunder composed of the Marine Commitment, the Fleet Commitment, the Marine Foreign Currency Commitment and the Fleet Foreign Currency Commitment, and subject to the condition that Foreign Currency Advances may not exceed the Dollar Equivalent of $50,000,000 U.S. Dollars.

                  "LIBOR CONVERSION DATE" - The first day of a LIBOR Rate Period with respect to any continued or converted LIBOR Rate Loan.

                  "LIBOR INCREMENT" - An initial amount equal to 55 basis points which is utilized in determining the LIBOR Rate, and which may be adjusted in accordance with the Pricing Grid upon the occurrence of a Pricing Event.

                  "LIBOR INTEREST DETERMINATION DATE" - A Business Day which is two (2) Business Days prior to the commencement of each LIBOR Rate Period during which the LIBOR Rate will be applicable.

                  "LIBOR RATE" - The reserve adjusted rate of interest per annum determined by the Agent applicable to any selected LIBOR Rate Period equal to the average rate per annum which the offices of various leading banks located in London, England offer for deposits in U.S. Dollars with respect to an Advance, or the applicable Foreign Currency with respect to a Foreign Currency Advance, in the London Interbank Eurodollar Market at approximately 10:00 a.m. (London time) on a LIBOR Interest




                              Page 15 of 82 Pages

Determination Date in an amount approximately equal to the amount of the applicable LIBOR Rate Loan; plus the LIBOR Increment.

                  "LIBOR RATE LOAN" - That portion of the Loans from time to time unpaid and bearing interest at the LIBOR Rate.

                  "LIBOR RATE PERIOD" - The 30, 60, 90 or 180-day period selected by the Company pursuant to this Agreement for which the LIBOR Rate is in effect for a LIBOR Rate Loan, but in no event may a LIBOR Rate Period extend beyond the Maturity Date.

                  "LIEN" - Any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge or encumbrance, or preference, priority or other security agreement or preferential arrangement in respect of any asset of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

                  "LOAN" or "LOANS" - Individually and collectively, any Advance or Foreign Currency Advance under the Revolving Credit whether as a Prime Rate Loan or a LIBOR Rate Loan, and whether made in U.S. Dollars or in a Foreign Currency.

                  "LOAN DOCUMENT" - Any document executed and delivered by the Company or any Guarantor to the Agent and the Lenders in connection with this Agreement.

                  "MARINE COMMITMENT" - The commitment of Marine to lend sixty percent (60%) of the Lenders' Commitment either as Advances or Foreign Currency Advances.

                  "MATURITY DATE" - The maturity date of the Revolving Credit, which shall be initially the fifth anniversary of the date of this Agreement, which date may be shortened in accordance with Section 7.2 hereof.

                  "MULTIEMPLOYER PLAN" - A Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NET PROCEEDS" - The gross amount received less commissions, fees (including, without limitation, attorneys' fees, accountants' fees, investment bankers' fees, appraisers' fees and consultants' fees), other closing costs (including, without limitation, costs of title insurance, surveys, recording fees and filing fees and transfer taxes), underwriters' discounts and similar expenses.


                              Page 16 of 82 Pages

                  "NOTE" or "NOTES" - Individually, a Revolving Note or a Foreign Currency Note, and collectively, all such Revolving Notes and Foreign Currency Notes.

                  "PERMITTED ENCUMBRANCES" - As listed on Schedule 6.3 of this Agreement.

                  "PERSON" - Any individual, corporation, partnership, joint venture, trust, unincorporated association, government or political subdivision or other entity, body, organization or group.

                  "PLAN" - Any employee benefits plan which is covered by Title IV of ERISA and in respect of which the Company or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA, each of which Plans is listed on Schedule 2 to this Agreement.

                  "POUNDS STERLING" - The lawful currency of the United Kingdom.

                  "PRICING EVENT" - As set forth in Section 2.3 of this
Agreement.

                  "PRICING GRID" - As defined in Section 2.3 of this Agreement.

                  "PRIME RATE" - The rate of interest publicly announced by Marine from time to time as its prime rate and is a base rate for calculating interest on certain loans. The Prime Rate may or may not be the most favorable rate charged by Marine to its customers from time to time.

                  "PRIME RATE LOAN" - That portion of the Loans from time to time unpaid on which interest is calculated based upon the Prime Rate.

                  "PRIME RATE OPTION" - The Rate Option in which interest is based upon the Prime Rate.

                  "RATE CHANGE DATE" - The date on which any Loan or Loans are converted from one Rate Option to another Rate Option, or continued within the same Rate Option.

                  "RATE OPTION" or "RATE OPTIONS" - Individually and collectively, the choice of applicable interest rates and LIBOR Rate Periods offered to the Company pursuant to this Agreement.

                  "RELEASE" - The same meaning as given to that term in the Comprehensive Environmental Response, Compensation and




                              Page 17 of 82 Pages

Liability Act of 1980, as amended (42 U.S.C. Section 9601, ET SEQ.), and the regulations promulgated thereunder.

                  "REPORTABLE EVENT" - Any event with regard to a Plan described in Section 4043(b) of ERISA or in regulations issued thereunder except events for which the requirement of notice has been waived by regulation.

                  "REQUIRED LENDERS" - At any time while Marine and Fleet are the sole Lenders, Lenders owed or holding one hundred percent (100%) of the sum of the aggregate principal amount of the Loans outstanding at such time or, if no such principal amount is outstanding at such time, Lenders holding one hundred percent (100%) of the Lenders' Commitment, and at any time when Marine and Fleet are not the sole Lenders, Lenders owed or holding greater than fifty percent (50%) of the sum of the aggregate principal amount of the Loans outstanding at such time or if no such principal amount is outstanding at such time Lenders holding greater than fifty percent (50%) of the Lenders' Commitment; provided, however, the votes of 100% of the Lenders will be required for reductions in principal due, the rate of interest, or extensions in the payments thereof, an increase or extension of the commitment of any Lender, or a change in the percentages set forth in this definition; provided, further, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (i) the aggregate outstanding principal amount of the Loans owing to such Defaulting Lender, and (ii) the aggregate commitment of such Lender under this Agreement at such time.

                  "REVOLVING CREDIT" - The financing to be extended by the Lenders to the Company in the form of Advances and Foreign Currency Advances pursuant to the terms of this Agreement up to the amount of the Lenders' Commitment.

                  "REVOLVING NOTE" or "REVOLVING NOTES" - The promissory note or notes of the Company in the form of Exhibits A and B hereto evidencing the promises of the Company to repay Advances under the Revolving Credit to Marine and Fleet, respectively.

                  "ROLLING FOUR QUARTER BASIS" - The most recently completed four consecutive fiscal quarters of the Company which precede the date on which a financial covenant or ratio is calculated.

                  "SIGNIFICANT SUBSIDIARY" - Each of the Guarantors and any other Subsidiary of the Company which for the most recent fiscal year of the Company accounted for 5% or more of the Consolidated revenues of the Company, or was the owner of more than 5% of the Consolidated assets of the Company.


                              Page 18 of 82 Pages

                  "SUBSIDIARY" - Any corporation of which more than 50% of the voting stock is owned by the Company directly or indirectly through one or more Subsidiaries or other entities and any partnership or other form of organization of which more than 50% of the ownership interest is owned by the Company directly or indirectly through one or more subsidiaries or other entities.

                  "SWISS FRANCS" - The lawful currency of Switzerland.

                  "TANGIBLE NET WORTH" - At a particular date, all amounts which would be included under shareholders' equity on a balance sheet of an entity, determined in accordance with GAAP, less Intangibles.

                  "TOTAL LIABILITIES" - At a particular date, the sum, without duplication, of (a) all amounts which would be included as liabilities on a balance sheet of an entity at such date, determined in accordance with GAAP and
(b) any Indebtedness of such entity.

                  "TRANSACTION VALUE" - As defined in Section 6.5 of this Agreement.

                  "U.S. DOLLARS" - The lawful currency of the United States of America.

                  1.2 ACCOUNTING TERMS. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP consistent with those applied in the preparation of the audited Consolidated financial statements of the Company and its Subsidiaries referred to in this Agreement.

                  1.3 UCC TERMS. Unless otherwise defined in this Agreement, capitalized words not otherwise defined in this Agreement shall have the meanings set forth in the New York Uniform Commercial Code as in effect on the date of this Agreement.


                        ARTICLE II. THE REVOLVING CREDIT

                  2.1      REVOLVING CREDIT.

                           (a) ADVANCES. Subject to the terms and conditions of
this Agreement and relying upon the representations and warranties set forth in this Agreement, each Lender severally agrees, from time to time during any Business Day in the period commencing on the date the conditions specified in
Section 3.1 are satisfied through the Business Day preceding the Maturity Date, to make one or more Advances to the Company as requested by the Company in an aggregate amount at any one time outstanding




                              Page 19 of 82 Pages
which together with the unpaid principal amount of all previously made Advances and Foreign Currency Advances will not exceed the Lenders' Commitment. Subject to Section 2.4 hereof, the Advances may be repaid and reborrowed in accordance with the provisions hereof; provided, however, no further Advances shall be made on or after the Maturity Date, at which time the Revolving Credit must be paid in full. The failure of any Lender to make any Advances requested to be made by such Lender shall not relieve any other Lender of its obligations, if any, to make such other Lender's share of any requested Advance, but no Lender or the Agent shall be responsible for the failure of any other Lender to make any Advance requested of such other Lender.

                           (b) FOREIGN CURRENCY ADVANCES. Subject to the terms
and conditions of this Agreement and relying upon the representations and warranties set forth in this Agreement, each Lender severally agrees to make Foreign Currency Advances to Company denominated in a Foreign Currency from time to time during any Business Day in the period commencing on the date the conditions specified in Section 3.1 are satisfied through the Business Day preceding the Maturity Date in an amount for each such advance not to exceed the Assigned Dollar Value of the Foreign Currency Commitment at such time; provided, however, that (i) the aggregate amount of all Foreign Currency Advances at any one time outstanding shall not exceed an Assigned Dollar Value of $50,000,000,
(ii) the aggregate amount of the Revolving Credit at any one time outstanding shall not exceed $100,000,000, and (iii) the aggregate amount of all Foreign Currency Advances from Marine and Fleet may not exceed the Marine Foreign Currency Commitment or the Fleet Foreign Currency Commitment, respectively. Subject to Section 2.4 hereof, Foreign Currency Advances may be repaid and reborrowed in accordance with the provisions hereof; provided, however, no further Foreign Currency Advances shall be made on or after the Maturity Date, at which time the Revolving Credit must be paid in full. The failure of any Lender to make any Foreign Currency Advances requested to be made by such Lender shall not relieve any other Lender of its obligations, if any, to make such other Lender's share of any requested Foreign Currency Advance, but no Lender or the Agent shall be responsible for the failure of any other Lender to make any Foreign Currency Advance requested of such other Lender.

                           (c) METHOD FOR ADVANCES - U.S. DOLLARS. If and when
the Company wishes the Lenders to make an Advance in U.S. Dollars available, the Company shall give an irrevocable notice to the Agent not later than 10:00 a.m. (New York time) on the Business Day prior to the Business Day on which the Advance is to be funded in the case of a Prime Rate Loan and in the case of a LIBOR Rate Loan not later than three (3) Business Days prior to the proposed commencement date of a LIBOR Rate Period. The Company shall specify (i) the aggregate amount of the Advance to



                              Page 20 of 82 Pages
be made on a designated date, which shall be at least $100,000 for a Prime Rate Loan and $500,000 for a LIBOR Rate Loan and shall be in whole multiples of $100,000 for all Loans; (ii) whether the Advance shall be a Prime Rate Loan or a LIBOR Rate Loan and if the Advance is to be made as a LIBOR Rate Loan, the LIBOR Rate Period selected by the Company; and (iii) the proposed date on which the Advance is to be funded, which shall be a Business Day. After receiving such notice from the Company, the Agent, within one Business Day thereof, shall promptly notify each Lender by telephone of such notice and such Lender's share of such Advance, and shall promptly confirm such notice in writing. As early as practically possible on the date on which the Advance is to be made and upon fulfillment of the conditions set forth in this Section and Article III of this Agreement, each Lender will make such Lender's share of the proceeds of such Advance available to the Company.

                           Neither the Lenders nor the Agent shall incur any
liability to the Company in acting upon any notice referred to above or upon any telephonic notice which the Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Company or for otherwise acting in good faith.

                           (d) METHOD FOR ADVANCES - FOREIGN CURRENCY. If and
when the Company wishes the Lenders to make a Foreign Currency Advance available, the Company shall give an irrevocable notice to the Agent not later than 10:00 a.m. (New York time) not later than four (4) Business Days prior to the proposed commencement date of a LIBOR Rate Period. The Company shall specify
(i) the aggregate amount of the Foreign Currency Advance to be made on a designated date which shall be at least $500,000 in Assigned Dollar Value and shall be in whole multiples of $100,000 in Assigned Dollar Value; (ii) the particular Foreign Currency in which the Foreign Currency Advance is to be made;
(iii) the proposed date on which the Foreign Currency Advance is to be funded which shall be a Business Day; (iv) the LIBOR Rate Period selected by the Company; and (v) the wire transfer instructions for the account into which the Foreign Currency Advance is to be funded. After receiving such notice from the Company, the Agent, within one Business Day thereof, shall promptly notify each Lender by telephone of such notice, such Lender's share of such Foreign Currency Advance, and the applicable Exchange Rate and shall promptly confirm such notice in writing, which writing shall include the applicable wire transfer instructions. As early as practically possible on the date on which the Foreign Currency Advance is to be made and upon fulfillment of the conditions set forth in this Section and Article III of this Agreement, each Lender will make such Lender's portion of the proceeds of such Foreign Currency Advance available to the Company.


                              Page 21 of 82 Pages

                  Neither the Lenders nor the Agent shall incur any liability to the Company in acting upon any notice referred to above or upon any telephonic notice which the Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Company or for otherwise acting in good faith. No Lender shall incur any liability to the Company as the result of the failure of any other Lender to fund such other Lender's portion of the requested Foreign Currency Advance.

                  (e) THE REVOLVING NOTES. Loans in U.S. Dollars shall be evidenced by notes of the Company to the Lenders with blanks appropriately completed in the forms annexed hereto and made a part hereof as Exhibits A for Marine and B for Fleet (individually, a "Revolving Note" and collectively the "Revolving Notes").

                  Each Revolving Note shall be inscribed by the holder thereof on the schedule on the reverse side thereof or any continuation thereof with the date and amount of the outstanding principal balance of the Advances, the Rate Option applicable to such Advances, the applicable LIBOR Rate Periods, and all payments and prepayments made thereon and the dates thereof. Any such inscription shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, the failure of the Agent or any Lender to make any such inscription shall not affect the Company's obligations under any Revolving Note or this Agreement.

                  (f) THE FOREIGN CURRENCY NOTES. The Foreign Currency Advances shall be evidenced by notes of the Company to the Lenders with blanks appropriately completed in the forms annexed hereto and made a part hereof as Exhibit C for Marine and Exhibit D for Fleet (individually, a "Foreign Currency Note" and collectively, the "Foreign Currency Notes"). Each Foreign Currency Note shall require payment in the Foreign Currency in which the applicable Foreign Currency Advance was made.

                  Each Foreign Currency Note shall be inscribed by the holder thereof on the schedule on the reverse side thereof or any continuation thereof with the particular Foreign Currency in which the Foreign Currency Advance is made, date and amount of the outstanding principal balance of the Foreign Currency Advances, the applicable LIBOR Rate Periods, and all payments and prepayments made thereon and the dates thereof. Any such inscription shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, the failure of the Agent or any Lender to make any such inscription shall not




                              Page 22 of 82 Pages
effect the Company's obligations under any Foreign Currency Note or this Agreement.

                  2.2 INTEREST, RATE OPTIONS AND PRICING. The interest to be charged on any Revolving Note and any Foreign Currency Note shall be determined based on the Rate Options and interest pricing provisions in effect in accordance with the terms of this Section and Section 2.3 of this Agreement. The Revolving Notes and the Foreign Currency Notes shall each bear interest on the unpaid principal amounts from time to time unpaid until maturity (whether by acceleration or otherwise) at a per annum rate of interest selected by the Company from the Rate Options set forth below or, in default of a validly selected option, in accordance with the Prime Rate Option then in effect:

                           (a) PRIME RATE OPTION. Unless another Rate Option is
validly selected and in effect pursuant to this Agreement or a Pricing Event has occurred, the Advances shall bear interest under the Prime Rate Option at the initial Prime Rate Pricing shown on the Pricing Grid set forth in Section 2.3 of this Agreement. If a Pricing Event has occurred and another Rate Option is not in effect, then the rate of interest applicable to the Advances shall be the Prime Rate Option plus the Applicable Interest Margin as determined based on the Pricing Grid. The rate of interest on all Prime Rate Loans shall change simultaneously with each change in the Prime Rate.

                           (b) LIBOR RATE OPTION. Subject to the provisions of
Sections 2.1(c) and 2.1(d) hereof, the Company may elect to have a Loan made as a LIBOR Rate Loan for a LIBOR Rate Period provided the amount of such LIBOR Rate Loan is not less than $500,000 and is in whole multiples of $100,000. All LIBOR Rate Loans shall bear interest at the initial LIBOR Rate Pricing set forth on the Pricing Grid until such time as a Pricing Event occurs. If a Pricing Event has occurred, then the rate of interest applicable to LIBOR Rate Loans made thereafter shall bear interest under the LIBOR Rate Option plus the Applicable Interest Margin as determined based on the Pricing Grid. The Foreign Currency Advances shall bear interest under the applicable LIBOR Rate Option set forth on the Pricing Grid.

                           (c) RATE CONVERSIONS AND CONTINUATIONS. The Company
may elect to convert any portion of (i) Advances constituting a Prime Rate Loan to a LIBOR Rate Loan, or (ii) Advances constituting a LIBOR Rate Loan to a Prime Rate Loan, or to continue any Advances constituting a LIBOR Rate Loan or Advances constituting a Prime Rate Loan as a new Loan of the same type, by giving irrevocable notice of such election to the Agent by 10:00 a.m. (New York time) at least three (3) Business Days prior to the requested Rate Change Date and, in the case of any LIBOR Rate Loan, such conversion or continuation shall take




                              Page 23 of 82 Pages
place on the last day of the applicable LIBOR Rate Period with respect to the Loan being so converted or continued. Each such request to convert or continue shall include the Rate Option, the requested Rate Change Date (which shall be a Business Day), the Rate Option selected, and the amount to be converted or continued (which shall be in a principal amount of $500,000 or more and in whole multiples of $100,000 in the case of conversion to or continuation as, a LIBOR Rate Loan, and in a principal amount of $100,000 or a whole multiple thereof in the case of a Prime Rate Loan). If no Default or Event of Default has occurred and is continuing at such time as evidenced by the Agent's receipt of a properly completed and executed Compliance Certificate from the Company, such conversion or continuation shall be made on the requested Rate Change Date, subject to the foregoing limitations.

                  The Company may elect to continue any portion of the Foreign Currency Advances as a new LIBOR Rate Loan by giving irrevocable notice of such election to the Agent by 10:00 a.m. (New York time) at least four (4) Business Days prior to the requested Rate Change Date and such continuation shall take place on the last day of the applicable LIBOR Rate Period with respect to the Loan being so continued. Each such request to continue shall include the requested Rate Change Date (which shall be a Business Day) and the amount to be continued (which shall be in a principal amount of $500,000 or more and in whole multiples of $100,000). If no Default or Event of Default has occurred and is continuing at such time as evidenced by the Agent's receipt of a properly completed and executed Compliance Certificate from the Company, such continuation shall be made on the last day of the applicable LIBOR Rate Period with respect to the Loan so continued.

                  Neither the Lenders nor the Agent shall incur any liability to the Company in acting upon any notice referred to above or upon telephonic notice which the Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of the Company or for otherwise acting in good faith under this Section 2.2(c).

                           (d) COMPUTATION OF INTEREST. Interest on the Notes
shall be computed on the basis of a 360-day year for the actual number of days elapsed, which will result in a higher effective annual rate. Interest on the Loans subject to the Prime Rate Option shall be payable monthly on the first day of each month and on the Maturity Date. In the case of LIBOR Rate Loans, interest shall be payable on the last day of each applicable LIBOR Rate Period.

                           (e) DEFAULT RATE. After maturity of the Revolving
Credit, whether by acceleration or otherwise, Company shall pay interest at a per annum rate equal to two percent (2%)




                              Page 24 of 82 Pages
plus the Prime Rate. In no event shall the rate of interest exceed the maximum rate permitted by applicable law. If Company pays interest in excess of the amount permitted by applicable law, such excess shall be applied in reduction of the principal of Loans made pursuant to this Agreement.

                           (f) LATE CHARGE. Upon failure to make any payment of
interest or principal on the Notes within ten (10) days of the due date thereof, Company promises to pay, upon demand by the Agent, a late charge equal to five percent (5%) of the amount of any such overdue amount of principal or interest.

                           The assessment and/or collection of late charges
shall in no way impair the right of the Agent or the Lenders to pursue any other remedies hereunder.

                  2.3 PRICING GRID. The applicable initial rates of interest to be charged for each LIBOR Rate Loan or Prime Rate Loan made hereunder shall be established as of the date of this Agreement and are listed on the Pricing Grid set forth below ("Initial Pricing"). The Initial Pricing shall be subject to adjustments as of November 1, 1998 and each February 1, May 1, August 1 and November 1 thereafter (individually, a "Pricing Date") based on any change in the Company's leverage, as measured by the Company's Funded Debt to EBITDA Ratio ("Pricing Event"). The section of the Pricing Grid entitled "After a Pricing Event" reflects the Applicable Interest Margins which will become effective as of a Pricing Date based on a Pricing Event as follows:


                                  PRICING GRID

                               A. INITIAL PRICING

         Prime Rate Option -- Prime Rate plus 0 basis points ("BP") LIBOR Rate Option -- LIBOR Rate plus LIBOR Increment of 55 BP


                              Page 25 of 82 Pages

                            B. AFTER A PRICING EVENT

                                       Applicable Interest        Applicable Interest
                                           Margin for                   Margin for
                  Funded Debt              Prime Rate                   LIBOR Rate
Level             to EBITDA Ratio            Loans                        Loans
-----             ---------------         ----------                    -----------
I                 Greater than 4.5          60 BP                        130 BP

II                Greater than 4.0          50 BP                        120 BP
                  and up to 4.5

III               Greater than 3.5          25 BP                        100 BP
                  and up to 4.0

IV                Greater than 3.0           0 BP                         85 BP
                  and up to 3.5

V                 Greater than 2.5           0 BP                         70 BP
                  and up to 3.0

VI                Greater than 2.0           0 BP                         55 BP
                  and up to 2.5

VII               Up to 2.0                  0 BP                         40 BP


Upon the Agent receiving notice of the occurrence of a Pricing Event, the Agent shall notify the Company in writing or by telephone of the changed Applicable Interest Margins which become effective as the result of a Pricing Event.

 .                 2.4      PREPAYMENT

                            (a) OPTIONAL PREPAYMENTS:

                                    (1) PRIME RATE LOANS. The Company shall have
the right to prepay at any time without premium or penalty all or any portion of the Prime Rate Loans, together with interest on the principal so prepaid to the date of such prepayment. Any partial prepayment of principal shall be in the amount of $100,000 U.S. Dollars or a whole multiple thereof, and shall be applied first to interest and then to principal of Advances.

                                    (2) LIBOR RATE LOANS. The Company shall have
the right to prepay without premium or penalty all or any portion of the LIBOR Rate Loans on the expiration date of the applicable LIBOR Rate Period. If any LIBOR Rate Loan is prepaid at any other time, the Company shall, upon not less than ten (10) days prior written notice, pay to the Agent in U.S. Dollars an amount equal to (i) the interest which would have otherwise been payable on the amount prepaid during the remaining term of the




                              Page 26 of 82 Pages

LIBOR Rate Period, less (ii) interest on the amount prepaid for such term computed at an interest rate equal to the yield-to-maturity which could be obtained on United States Treasury obligations purchased in the market at the time of prepayment, having a remaining term and coupon rate comparable to the remaining term of the LIBOR Rate Period, and comparable to the applicable interest rate, as determined by the Agent in good faith, and certified to the Company, such certificate to be conclusive, absent manifest error. Permitted partial prepayment of principal shall be in the amount of $100,000 U.S. Dollars or a whole multiple thereof, and shall, unless otherwise directed by the Company, be applied first to fees, interest and principal of Foreign Currency Advances and then to interest and principal of Advances.

                           (b) MANDATORY PREPAYMENTS. The Company must make a
prepayment of principal on the Revolving Credit:

                                    (1) Promptly upon the occurrence of any of
the following events, in an amount equal to one hundred percent (100%) of the Net Proceeds received by the Company or any Subsidiary from:

                                            (i) The sale or other disposition
not in the ordinary course of business of assets in excess of $100,000 in any one or in related transactions;

                                            (ii) the incurrence of any
indebtedness for borrowed money (other than existing lines of credit and loans from financial institutions to the Company's foreign Subsidiaries which are listed on Schedule 2.4(b) hereto) or the issuance of debt securities;

                                            (iii) the issuance of any equity
securities to refinance any Loans used to redeem or repurchase any shares of the Company's Series B Seven Percent (7%) Cumulative Convertible Preferred Stock, One Dollar ($1.00) par value per share, ("Series B Preferred Stock");

                                            (iv) insurance, condemnation and
similar recoveries other than such recoveries that are promptly applied toward repair or replacement of the damaged property or replacement of condemned property; and

                                            (v) the reversion of pension plan
assets.

                                    (2) Promptly upon receipt of the Net
Proceeds of any issuance of equity securities other than as provided in Section 2.4(b)(1)(iii) above and other than with respect to the issuance of the Company's Common Stock, $.66 2/3 par value per




                              Page 27 of 82 Pages
share, upon the exercise of any stock options granted to employees or directors or upon the exercise of any warrants issued to any consultants for services rendered, in an amount equal to fifty percent (50%) of such Net Proceeds.

                                    (3) Promptly upon notice from the Agent that
(i) the then Dollar Equivalent of the Foreign Currency Advances exceeds the Foreign Currency Commitment, or (ii) the aggregate outstanding principal balances of the Advances and the then Dollar Equivalent of the Foreign Currency Advances exceeds the Lenders' Commitment, in the amount of the excess over the Foreign Currency Commitment or the Lenders' Commitment as appropriate.

                  2.5 USE OF PROCEEDS. The Company covenants to the Lenders that the proceeds of the initial Advance shall be used to repay the outstanding balance of principal and interest on the Company's existing $20,000,000 revolving credit facility with Marine and that the proceeds advanced under this Agreement subsequent to the initial Advance will be used for general corporate purposes of the Company and its Subsidiaries and that together such proceeds will not exceed twenty-five percent (25%) of the Revolving Credit. The Company further covenants to the Lenders that the remaining seventy-five percent (75%) of the proceeds will be used for acquisitions permitted under the terms of this Agreement and the temporary financing for the redemption or repurchase of any or all of the Series B Preferred Stock.

                  2.6 SPECIAL PROVISIONS GOVERNING LIBOR RATE LOANS - INCREASED
                      COSTS

                           (a) In the event that on any LIBOR Interest
Determination Date, the Agent shall have reasonably determined (which determination shall be final, conclusive and binding) that:

                                    (1) by reason of conditions in the London
Interbank Eurodollar Market or of conditions affecting the position of any Lender in such market occurring after the date hereof, adequate fair means do not exist for establishing the LIBOR Rate, or

                                    (2) by reason of (i) any applicable law or
governmental rule, regulation, guideline or order (or any written interpretation thereof and including any new law or governmental rule, regulation, guideline or order but excluding any of the foregoing relating to taxes referred to in
Section 2.8 of this Agreement) or (ii) other circumstances affecting the Agent or the London Interbank Eurodollar Market or the position of the Lenders in such market (such as, but not limited to, official reserve requirements), the LIBOR Rate does not represent the effective pricing to the Lenders for U.S. dollar deposits of comparable




                              Page 28 of 82 Pages
amounts for the relevant period due to such increased costs then, the Agent shall give a notice by telephone, confirmed in writing, to the Company of such determination.

                           (b) Thereafter, the Company shall pay to the Agent
for the account of the Lenders upon written request therefor, such additional amounts as the Agent in its sole discretion, shall reasonably determine to be required to compensate the Lenders for such increased costs. A certificate as to such additional amounts submitted to the Company by the Agent shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

                           (c) In lieu of paying such additional amounts as
required by this Section, the Company may exercise the following options:

                                    (1) If such determination relates only to a
conversion to a LIBOR Rate Loan then being requested by the Company pursuant to the terms hereof, the Company may, on such LIBOR Interest Determination Date by giving notice by telephone to the Agent, withdraw such request.

                                    (2) The Company may, by giving notice by
telephone to the Agent, require the Agent to convert the LIBOR Rate Loan then being requested to a Prime Rate Loan, or to convert its outstanding LIBOR Rate Loan that is so affected into a Prime Rate Loan at the end of the then current LIBOR Rate Period.

                  2.7 REQUIRED TERMINATION AND REPAYMENT OF LIBOR RATE LOANS

                           (a) In the event the Agent shall have reasonably
determined, at any time (which determination shall be final, conclusive and binding but shall be made only after consultation between the Company and the Agent), that the making or continuation of any or all LIBOR Rate Loans by the
Lenders:

                                    (1) has become unlawful by compliance by
such Lenders in good faith with any applicable law, governmental rule, regulation, guideline or order, or

                                    (2) would cause any Lender severe hardship
as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the London Interbank Eurodollar Market (such as, but not limited to disruptions resulting from political or economic events);

                           then, and in either such event, the Agent shall on
such date (and in any event as soon as possible after making such




                              Page 29 of 82 Pages
determination) give telephonic notice to the Company, confirmed in writing, of such determination, identifying which of the LIBOR Rate Loans are so affected.

                           (b) The Company shall, upon the termination of the
then current LIBOR Rate Period applicable to each LIBOR Rate Loan so affected or, if earlier, when required by law, repay each such affected LIBOR Rate Loan, together with all interest accrued thereon.

                           (c) In lieu of the repayment required by Section
2.7(b), the Company may exercise the following options:

                                    (1) If the determination by the Agent
relates only to a LIBOR Rate Loan then being converted by the Company pursuant to the terms hereof, the Company may, on such date by giving notice by telephone to the Agent, withdraw such request for conversion.

                                    (2) The Company may, by giving notice in
writing or by telephone to the Agent, require the Agent to convert the LIBOR Rate Loan then being converted to a Prime Rate Loan or to convert any outstanding LIBOR Rate Loan or LIBOR Rate Loans that are so affected into a Prime Rate Loan at the end of the then current LIBOR Rate Period (or at such earlier time as repayment is otherwise required to be made pursuant to Section 2.7(b)). Such notice shall pertain only to the LIBOR Rate Loan or LIBOR Rate Loans outstanding or to be outstanding during each such affected LIBOR Rate Period.

                  2.8 TAXES, INTEREST AND DUTIES. If any taxes (other than taxes with respect to the income of the Lenders), additional interest or duties of any kind shall be payable, or ruled to be payable, by or to any taxing authority of or in the United States, or any foreign country, or any political subdivision of any thereof, in respect of any of the transactions contemplated by this Agreement (including, but not limited to, execution, delivery, performance, enforcement, or payment of principal or interest of or under the Notes or this Agreement, or the making of a LIBOR Rate Loan), by reason of any now existing or hereafter enacted statute, rule, regulation or other determination (excluding any taxes imposed on or measured by the net income of the Lenders), the Company will:

                           (a) pay on written request therefor all such taxes or
duties, including interest and penalty, if any,

                           (b) promptly furnish the Agent with evidence of any
such payment, and


                              Page 30 of 82 Pages

                           (c) indemnify and hold the Lenders and the Agent and
any holder or holders of the Note harmless and indemnified against any liability or liabilities with respect to or in connection with any such taxes or the payment thereof or resulting from any delay or omission to pay such taxes; provided, however, the Company shall not be responsible for any such liability arising from the late payment of such taxes if such late payment was caused by the Agent's failure to notify the Company of the Company's obligation to pay such taxes prior to the due date therefor.

                  2.9 UNUSED COMMITMENT FEE. The Company agrees to pay to the Agent for the account of the Lenders a fee computed on a 360-day year and based on the average daily unused amount of the total Lenders' Commitment made available hereunder or as hereafter reduced pursuant to the provisions of
Section 2.10 hereof, which fee shall be payable quarterly in arrears on the first day of each calendar quarter after the date hereof until the Revolving Credit is finally and irrevocably paid in full, and on the date the Revolving Credit is finally and irrevocably paid in full. The fee will be determined by the level achieved by the Company based on the Company's Funded Debt to EBITDA Ratio set forth in the Pricing Grid in Section 2.3 hereof as follows:

                  Pricing Grid Level                      Fee %
                  ------------------                      -----
                         I                                 .50
                         II                                .50
                         III                               .35
                         IV                                .30
                         V                                 .25
                         VI                                .20
                         VII                               .10

                  2.10 COMMITMENT REDUCTION. The Company may, at any time by written notice to the Agent, state its desire to reduce the Lenders' Commitment to any amount which is not less than the aggregate of the then outstanding principal amount of Advances and the Assigned Dollar Amount of outstanding Foreign Currency Advances. Any reductions of the Lenders' Commitment shall not be reinstated at any future date and any partial reduction shall be in the amount of $1,000,000 or a whole multiple thereof; provided, however, the Company may not reduce the Lenders' Commitment more than once in any one 180-day period. Two Business Days after receipt of such reduction notice, the obligation of the Lenders to make Advances and Foreign Currency Advances hereunder shall be limited to such Lenders' Commitment as reduced pursuant to such notice.

                  2.11 PAYMENTS. All payments of interest, principal, fees and other expenses by the Company under this Agreement unless otherwise specified shall be made in immediately available




                              Page 31 of 82 Pages
funds in U.S. Dollars not later than 12:00 p.m. on the due date at the Agent's office, unless such amount is sooner paid by the Agent debiting a deposit account of the Company.

                  2.12 CHARGE TO ACCOUNT. On the date that any principal of, or interest on, the Notes, or any fees or charges payable under this Agreement, are due to the Agent, Marine or Fleet, the Company authorizes the Agent to debit the deposit account of the Company maintained with Marine, Account No. 750-00509-2, on such due date in an amount equal to such unpaid principal, interest, fees or charges, as applicable.


            ARTICLE III. CONDITIONS TO EXTENSION OF REVOLVING CREDIT

                  3.1 CONDITIONS TO EXTENSION OF REVOLVING CREDIT. The agreement of the Lenders to extend the Revolving Credit shall be effective only upon fulfillment of the following conditions at the date of the execution of this
Agreement:

                           (a) CORPORATE ACTION. The Company shall have taken
all necessary and appropriate corporate action and the Board of Directors of the Company shall have adopted resolutions authorizing the Revolving Credit, the execution and delivery of this Agreement, the Notes, and the taking of all action required of the Company by this Agreement; and the Company shall have furnished to the Agent copies certified as of the date of the execution of this Agreement of such corporate resolutions and such other corporate documents as the Agent shall reasonably request.

                           (b) CORPORATE DOCUMENTS. There shall have been
furnished to the Agent a general certificate from the Secretary or Assistant Secretary of the Company including: (i) certificates of the Company's good standing duly issued of recent date by the Secretary of State of Delaware and the Secretary of State of New York; (ii) a Franchise Tax Report duly issued of recent date by the Secretary of State of New York indicating that the Company does not owe franchise taxes and that no franchise tax reports or other reports are due; (iii) copies of the certificate of incorporation and current by-laws of the Company, certified by its Secretary as of the date of the execution of this Agreement; (iv) an incumbency certificate specifying the officers of the Company, together with their specimen signatures; and (v) such other certifications and exhibits as the Agent may reasonably request.

                           (c) NOTES. The Company shall have executed and
delivered to the Lenders the Notes, appropriately completed, evidencing the Company's obligation to repay the Revolving Credit.


                              Page 32 of 82 Pages

                           (d) GUARANTIES. The Company shall have caused each of
API Heat Transfer Inc., API Motion Inc., API Electronic Components Inc., API Basco Inc., API Airtech Inc., API Ketema Inc., API Controls Inc., API Deltran Inc., API Gettys Inc., API Harowe Inc., API Delevan Inc., API SMD Inc., and API Development Corporation (individually, a "Guarantor" and collectively, the "Guarantors") to execute and deliver to the Agent on behalf of the Lenders their respective guaranties of the indebtedness of the Company to the Lenders and the Agent, such guaranties to be in form and content satisfactory to the Agent and the Lenders and each such guaranty to be in an amount at all times for each such Guarantor not to exceed ninety percent (90%) of the net worth of each such Guarantor (individually, a "Guaranty" and collectively, the "Guaranties").

                           (e) GUARANTOR CORPORATE ACTION. Each Guarantor shall
have taken all necessary and appropriate corporate and shareholder action authorizing the execution and delivery of their respective Guaranty, and each such Guarantor shall have furnished to the Agent copies of satisfactory evidence thereof.

                           (f) GUARANTOR DOCUMENTS. There shall have been
furnished to the Agent a general certificate from the Secretary or Assistant Secretary of each Guarantor including: (i) a certificate or certificates of such Guarantor's good standing duly issued of recent date by the Secretary of State of the State of Guarantor's incorporation and of each State where such Guarantor is qualified to do business; (ii) a Franchise Tax Report duly issued of recent date by the Secretary of State of the State of such Guarantor's incorporation indicating that the Guarantor does not owe franchise taxes and that no franchise tax reports or other reports are due; (iii) copies of the certificate of incorporation and current by-laws of such Guarantor, certified by its Secretary or Assistant Secretary as of the date of this Agreement; (iv) an incumbency certificate specifying the officers of the Guarantor who are executing the Guaranty together with their specimen signatures; and such other certificates and exhibits as the Agent may reasonably request.

                           (g) OPINION. Independent counsel for the Company and
its Subsidiaries, Jaeckle Fleischmann & Mugel, LLP, shall have furnished to the Agent, its favorable opinion, in form and content satisfactory to the Agent and its counsel, dated the date of the execution of this Agreement, as to the matters referred to in Sections 4.1, 4.2, 4.4, 4.5 and 4.6 of this Agreement.

                           (h) CERTIFICATES. The Company shall have caused to be
delivered to the Agent for the benefit of the Lenders a Compliance Certificate appropriately completed and insurance certificates, binders or policies evidencing compliance with Section 5.8 of this Agreement.


                              Page 33 of 82 Pages

                           (i) OTHER MATTERS. All matters incidental to the
execution and delivery of this Agreement, the Notes and the Guaranties, and all action required on the part of the Company by this Agreement, shall be satisfactory to the Agent and its counsel.

                  3.2 CONDITIONS TO SUBSEQUENT EXTENSIONS OF REVOLVING CREDIT. Subsequent to the satisfaction of the conditions set forth in Section 3.1, each request to the Agent for an Advance or a Foreign Currency Advance shall constitute confirmation by the Company of all the matters set forth in the form of the Compliance Certificate as of the date of the Advance or Foreign Currency Advance in the same manner as if a written Compliance Certificate had been delivered, and the statements made shall be true on the date of such extension of credit. No Advance or Foreign Currency Advance shall be made if such certification is not made or if the Agent believes that a Default or an Event of Default exists.


                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES

                  The Company makes the following representations and warranties, which shall be deemed to be continuing representations and warranties so long as any indebtedness of the Company to the Lenders or the Agent arising hereunder including indebtedness for fees and expenses, shall remain unpaid or the Lenders' Commitment shall remain in effect:

                  4.1 GOOD STANDING AND AUTHORITY. The Company and each of the Subsidiaries is a corporation, duly organized, validly existing, and in good standing under the laws of the state and country of their incorporation; has powers and authority to transact the business in which it is engaged; is duly licensed or qualified and in good standing in each jurisdiction in which the conduct of such business requires such licensing or such qualification, which singly or in the aggregate is material to the operations of the Company on a Consolidated basis; and has all necessary power and authority to enter into, as appropriate, this Agreement and to execute, deliver and perform this Agreement, the Notes, their respective Guaranties and any other document executed in connection with this Agreement, all of which have been duly authorized by all proper and necessary corporate and shareholder action.

                  4.2 VALID AND BINDING OBLIGATION. This Agreement, the Notes and any other document executed in connection herewith have been duly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company and each Subsidiary, as the case may be, enforceable against the Company, in accordance with their respective terms.


                              Page 34 of 82 Pages

                  4.3 GOOD TITLE. The Company and each of its Subsidiaries has good and marketable title or a valid leasehold interest to all of its assets, none of which is subject to any Lien except Permitted Encumbrances or in favor of the Lenders.

                  4.4 NO PENDING LITIGATION. There are not any actions, suits, proceedings (whether or not purportedly on behalf of the Company or any Subsidiary) or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any basis therefor, which, if adversely determined, would, in any case or in the aggregate, materially adversely affect the property, assets, financial condition or business of the Company on a Consolidated basis or materially impair the right or ability of the Company or any Subsidiary to carry on its operations substantially as now conducted or anticipated to be conducted in the future, or which question the validity of this Agreement, the Notes or other documents required by this Agreement, or any action taken or to be taken pursuant to any of the foregoing.

                  4.5 NO CONSENT OR FILING. No consent, license, approval or authorization of, or registration, declaration or filing with, any court, governmental body or authority or other Person is required on the part of the Company or any Subsidiary in connection with the valid execution, delivery or performance of this Agreement, the Notes or other documents required by this Agreement or in connection with any of the transactions contemplated thereby.

                  4.6 NO VIOLATIONS. Neither the Company nor any Subsidiary is in violation of any term of its certificate of incorporation or by-laws or operating agreement, or of any material provision of any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money. Neither the Company nor any Subsidiary is in violation in any material respect of any term of any other indenture, instrument, or agreement to which it is a party or by which it may be bound, resulting, or which might reasonably be expected to result, in a material and adverse effect upon its business or assets. Neither the Company nor any Subsidiary is in violation of any order, writ, judgment, injunction or decree of any court of competent jurisdiction or of any statute, rule or regulation of any competent governmental authority. The execution and delivery of this Agreement, the Notes and other documents required by this Agreement and the performance of all of the same is and will be in compliance with the foregoing and will not result in any violation or result in the creation of any Lien upon any properties or assets except in favor of the Lenders. There exists no fact or circumstance not disclosed in this Agreement, in the documents furnished in connection herewith, the Company's filings under the Securities Exchange Act of 1934, or




                              Page 35 of 82 Pages
in the financial projections furnished to the Lenders which materially adversely affects or in the future (so far as the Company can now foresee) may materially adversely affect the condition, business or operations of the Company on a Consolidated basis, except those facts and circumstances which generally affect all Persons engaged in the Company's lines of business.

                  4.7 FINANCIAL STATEMENTS. The Company has made available to the Lenders audited financial statements of the Company on a Consolidated basis showing the Company's financial condition as of December 31, 1997 and its statements of cash flow for the fiscal year then ended, audited by Price Waterhouse, LLP, which statements represent fairly the results of the Company's operations and transactions as of the dates and for the period referred to ("Financial Statements"). The Financial Statements have been prepared in accordance with GAAP consistently applied throughout the intervals involved. Since the date of the Financial Statements to the date of execution hereof, there have not been any material adverse changes in the financial condition of the Company from that disclosed in the Financial Statements. No material portion of the property or assets shown in the Financial Statements has been materially adversely affected as the result of any fire, explosion, accident, flood, drought, storm, earthquake, condemnation, requisition, statutory or regulatory change, act of God, or act of public enemy or other casualty, whether or not insured.

                  4.8 TAX RETURNS. The Company has duly filed all federal and other tax returns required to be filed for itself and all Subsidiaries, and has duly paid, or caused its Subsidiaries to pay, all taxes required by such returns. The Company has not received any assessment by the Internal Revenue Service or other taxing authority for additional unpaid taxes which has not been satisfied.

                  4.9 FEDERAL REGULATIONS. Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending or arranging for the extension of credit for the purpose of purchasing or carrying "margin stock" (as defined in Regulation U issued by the Board of Governors of the Federal Reserve System). Likewise, other than the possible redemption or repurchase of some or all of the Series B Preferred Stock, neither the Company nor any Subsidiary intends to carry or purchase any such "margin stock" with the proceeds of any Loan or to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any such "margin stock". Neither the Company nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company" or of a "subsidiary




                              Page 36 of 82 Pages
company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  4.10 ERISA MATTERS. No Plan has been terminated or partially terminated or is insolvent or in reorganization, nor have any proceedings been instituted to terminate or reorganize any Plan; neither the Company nor any Subsidiary has withdrawn from any Plan in a complete or partial withdrawal, nor has a condition occurred which if continued would result in a complete or partial withdrawal; neither the Company nor any Subsidiary has incurred any withdrawal liability, including contingent withdrawal liability, to any Plan pursuant to Title IV of ERISA; neither the Company nor any Subsidiary has incurred any liability to the Pension Benefit Guaranty Corporation other than for required insurance premiums which have been paid when due; no Reportable Event has occurred and is continuing; and no Plan or other "employee pension benefit plan" as defined in Section 3(2) of ERISA to which the Company or any Subsidiary is a party has an "accumulated funding deficiency" (whether or not waived) as defined in Section 302 of ERISA or in Section 412 of the Code. Each Plan and each other "employee benefit plan" as defined in Section 3(3) of ERISA to which the Company or any Subsidiary is a party is in substantial compliance with ERISA, and no such plan, nor any administrator, trustee or fiduciary thereof, to the best knowledge of the Company, has engaged in a prohibited transaction described in Section 406 of ERISA or in Section 4975 of the Code.

                  4.11 SUBSIDIARIES. The Company has no Subsidiaries other than the Guarantors and the entities listed in Schedule 4.11 of this Agreement.

                  4.12 COMPLIANCE. The present conduct of the business and operations of the Company and each Subsidiary and the present ownership and use of each asset of the Company and each Subsidiary are in compliance in all material respects with each applicable statute, regulation and other law (including, but not limited to, the Environmental Protection Act, the Occupational Health and Safety Act, the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act), except where non-compliance would not result in a material adverse effect, singly or in the aggregate to the Company on a Consolidated basis, upon its business or assets. Each authorization, approval, permit, consent, franchise and license from, each registration and filing with, each declaration, report and notice to, and each other act by or relating to, any Person necessary for the present or anticipated conduct of the business or operations of, or for the present or anticipated ownership or use of any asset, material singly or in the aggregate to the Company on a Consolidated basis, has been duly obtained, made, given or done, and is in full force and effect.


                              Page 37 of 82 Pages

         4.13 FISCAL YEAR. The fiscal year of the Company ends on December 31 each year.

         4.14 DEFAULT. There does not exist any Default or Event of Default.

         4.15 INDEBTEDNESS FOR BORROWED MONEY. The Company and each of its Subsidiaries have no Indebtedness arising from the borrowing of any money, except for Indebtedness committed or outstanding on the date of this Agreement pursuant to any lease, loan or credit facility fully and accurately described in
Schedule 4.15 to this Agreement.

         4.16 SECURITIES. Each outstanding share of stock, debenture, bond, note and other security of the Company and each Subsidiary has been validly issued in full compliance with each statute, regulation and other law, and, if a share of stock, is fully paid and nonassessable.

         4.17 ENVIRONMENTAL MATTERS. Except for situations which are not unlawful under the Environmental Laws and have no material impact and except as described in Schedule 4.17 to this Agreement:

                  (a) No above ground or underground storage tanks containing Hazardous Substances are or have been located on any property owned, leased or operated by the Company or any Subsidiary, except for tanks which have been registered and are being maintained in accordance with all Environmental Laws.

                  (b) No property owned, leased or operated by the Company or any Subsidiary is or has been used for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance, except for the storage, treatment, generation, transportation, processing or handling of Hazardous Substances in compliance with all applicable Environmental Laws.

                  (c) No Release of a Hazardous Substance, which would be in violation of any law, has occurred or is threatened on, at, from or near any property owned, leased or operated by the Company or any Subsidiary.

                  (d) Neither the Company nor any Subsidiary is subject to any existing, pending or, to the knowledge of the Company, threatened suit, claim, notice of violation or request for information under any of the Environmental Laws except as disclosed in the Financial Statements.

                  (e) The Company and each Subsidiary are in compliance with all Environmental Laws to the effect that any




                              Page 38 of 82 Pages
violation would not have a material adverse effect upon the business or operations of the Company on a Consolidated basis.

                  (f) All Environmental Permits have been obtained and are in full force and effect, except where the failure to obtain such Environmental Permit is not likely to have a materially adverse effect on the Company or any Subsidiary.

                  (g) There are no agreements, consent orders, decrees, judgments, license or permit conditions or other orders or directives of any federal, state or local court, governmental agency or authority relating to the past, present or future ownership, use, operation, sale, transfer or conveyance of any property owned, leased or operated by the Company or any Subsidiary which require any change in condition or any work, repairs, construction, containment, clean up, investigation, study, removal or other remedial action or capital expenditures.


                        ARTICLE V. AFFIRMATIVE COVENANTS

         During the term of this Agreement, and so long thereafter as any indebtedness of the Company to the Lenders or the Agent arising hereunder, including any indebtedness for fees and expenses, shall remain unpaid, the Company will:

         5.1 PAYMENTS. Duly and punctually pay or cause to be paid the principal of and interest on all indebtedness and all fees incurred by it pursuant to this Agreement in the manner set forth in this Agreement.

         5.2 FUTURE FINANCIAL STATEMENTS. Furnish to the Agent (a) within one hundred and twenty (120) days after, and as at the close of, each fiscal year of the Company, a Consolidated balance sheet and Consolidated statements of income, retained earnings and changes in financial position (or cash flow statement, as applicable) for the Company and all Subsidiaries, each examined and reported upon by Price Waterhouse LLP or another independent certified public accounting firm reasonably satisfactory to Company and the Agent, and prepared in accordance with GAAP, which report shall not contain any qualification or disclaimer of opinion by reason of audit limitations imposed by the Company, together with a Compliance Certificate certified by an appropriate financial officer of the Company; (b) within forty-five (45) days after and as at the close of each of its first three fiscal quarters of each year, a Consolidated balance sheet and related Consolidated statement of income and retained earnings and changes in financial position of the Company and all Subsidiaries for the previous fiscal quarter and from the beginning of the fiscal year to the end of such fiscal quarter, prepared by the Company in accordance with GAAP, and certified by




                              Page 39 of 82 Pages
an appropriate financial officer of the Company, together with a Compliance Certificate; (c) promptly, after preparation, copies of all such proxy statements, financial statements and reports which the Company sends to its stockholders, and copies of all regular, periodic and special reports, as well as all registration statements, which the Company files with the Securities and Exchange Commission, including, but not limited to, Forms 10-K and 10-Q; (d) upon request of the Agent, a copy of each Form 5500 Series Annual Report and PBGC Form I filed with the Pension Benefit Guaranty Corporation, with respect to each Plan; (e) with respect to each Plan, upon request of the Agent, and in any event, within thirty (30) days after the Company knows or has reason to know that any Reportable Event has occurred, that any Plan whose assets are not sufficient for benefit liabilities within the meaning of Section 4041(d) of ERISA is or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA or that the Company will or may incur any liability to or on account of a Plan under Section 4062, 4063, 4064 or 4202 of ERISA, the statement of the principal financial officer of the Company, setting forth the details thereof and the action which the Company proposes to take with respect thereto; and (f) such other information respecting the business or the condition or operations, financial or otherwise, of the Company as the Agent may from time to time reasonably request.

         5.3 NOTICE. Promptly notify the Agent in writing of (a) any pending or future audits in excess of $1,000,000 of the Company's federal income tax returns by the Internal Revenue Service as soon as Company has knowledge thereof, and the results of each such audit after its completion; (b) any uncured default by the Company in the performance of, or any modifications of, any of the terms or conditions contained in any material agreement, mortgage, indenture or instrument to which the Company is a party or which is binding upon the Company and of any default by the Company in the payment of any of its indebtedness for borrowed money. The Company shall not, however, be required to so notify the Agent of modifications of terms or provisions of those documents or agreements pertaining to its transactions in the ordinary course of business (not concerning its indebtedness for borrowed money) which do not materially and adversely affect the business or assets of the Company.

         5.4 TAXES. Promptly pay and discharge, and cause each of its Subsidiaries to pay and discharge, all of the Company's or such Subsidiary's taxes, assessments and other governmental charges (including any charged or assessed on the issuance of the Notes) prior to the date on which penalties are attached thereto, establish adequate reserves for the payment of taxes and assessments and make all required withholding and other tax deposits; provided, however, that nothing herein contained shall be interpreted to require the payment of any tax, assessment or




                              Page 40 of 82 Pages
charge so long as its validity or amount is being contested in good faith and by appropriate proceedings diligently conducted, and that while any tax, assessment or charge is being contested, enforcement of such contested item is effectively stayed.

         5.5 BOOKS AND RECORDS. Maintain true and complete records and books in accordance with GAAP.

         5.6 CORPORATE STANDING. Maintain, and cause each Subsidiary to maintain, its corporate, partnership or limited liability company existence in good standing; remain or become, and cause each Subsidiary to remain or become, duly licensed or qualified and in good standing in each jurisdiction in which the conduct of its business requires such qualification or licensing; and preserve and maintain, and cause each Subsidiary to preserve and maintain, all of its rights, privileges and franchises necessary in the normal course of its business; provided, however, nothing in this Section 5.6 shall prohibit the Company from merging any Subsidiary into the Company or into another Subsidiary, or from liquidating any Subsidiary or Subsidiaries with an individual or aggregate value of $1,000,000 or less.

         5.7 DISCHARGE OF OBLIGATIONS. Cause to be paid and discharged all obligations when due and all lawful taxes, assessments and governmental charges or levies imposed upon the Company or any Subsidiary, or upon any property, real, personal or mixed, belonging to the Company or any Subsidiary, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon the property or any part of it unless such obligations, taxes, assessments, charges, levies or claims are being contested in good faith by the Company by appropriate legal proceedings diligently conducted.

         5.8 INSURANCE. (a) Keep, and cause each Subsidiary to keep, all its property so insurable insured at all times with responsible insurance carriers reasonably satisfactory to the Agent against fire, theft and other risks in coverage, form and amount reasonably satisfactory to the Agent; (b) keep, and cause each Subsidiary to keep, adequately insured at all times in reasonable amounts with responsible insurance carriers against liability on account of damage to persons or property and under all applicable worker's compensation laws; (c) promptly deliver to the Agent certificates of insurance or any of those insurance policies required to be carried pursuant hereto; and (d) cause each such insurance policy to contain a thirty (30) day notice of cancellation or material change in coverage provision satisfactory to the Agent.

         5.9 EXAMINATIONS. Permit the Agent or its agents at all reasonable times to visit and inspect any and all properties




                              Page 41 of 82 Pages
of the Company or any Subsidiary and to examine and make extracts from or copies of any of the Company's or its Subsidiary's books, ledgers, reports, correspondence and other records, and discuss their affairs, finances and accounts with officers of the Company.

         5.10 LITIGATION. Promptly notify the Agent in writing as soon as the Company has knowledge thereof, of the institution or filing of any litigation, action, suit, claim, counterclaim, or administrative proceeding against, or investigation of, the Company or any Subsidiary to which the Company or any Subsidiary is a party by or before any regulatory body or governmental agency
(a) the outcome of which is expected to involve more than $1,000,000 above the amount fully covered by insurance, singularly or cumulatively, or (b) which questions the validity of this Agreement, any of the Notes, or any action taken or to be taken pursuant to any of the foregoing; and furnish or cause to be furnished to the Agent such information regarding the same as the Agent may request.

         5.11 JUDGMENTS. Promptly notify the Agent in writing as soon as the Company has knowledge thereof, of any judgment, order or award of any court, agency or other governmental agency or any arbitrator, (a) the outcome of which may materially and adversely affect the finances or operations of the Company or any Subsidiary or the Company's ability to fulfill its obligations hereunder or which involves more than $1,000,000 singularly or cumulatively above the amount fully covered by insurance, or (b) renders invalid this Agreement, any of the Notes or any action taken or to be taken pursuant to any of the foregoing, and furnish or cause to be furnished to the Agent such information regarding the same as the Agent may request.

         5.12 NOTICE. Promptly notify the Agent in writing with full details of any Default or Event of Default.

         5.13 ENVIRONMENTAL COMPLIANCE

                           (a) Comply in all material respects with all
Environmental Laws.

                           (b) Not cause or permit any change to be made in the
present or intended use of any property owned, leased or operated by the Company or any Subsidiary which would (i) involve the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance to the extent such storage, treatment, generation, transportation, processing, handling, production or disposal is or results in a violation of any Environmental Law or the use of any such property as a landfill or other waste disposal site, (ii) violate any material Environmental Laws, (iii) constitute non-compliance




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in any material respect with any Environmental Permit or (iv) increase in any material respect the risk of a Release.

                           (c) Promptly notify the Agent in the event of the
Disposal of any Hazardous Substance at any property owned, leased or operated by the Company, or in the event of any Release, or threatened Release, of any Hazardous Substance, from any such property.

                           (d) Deliver promptly to the Agent (i) copies of any
documents received from the United States Environmental Protection Agency or any state, county or municipal environmental or health agency concerning the Company's operations; and (ii) copies of any documents submitted by the Company to the United States Environmental Protection Agency or any state, county or municipal environmental or health agency concerning its operations.

         5.14 COMPLIANCE WITH LAW. Comply in all material respects with all applicable laws and governmental rules and regulations.

         5.15 MILLENNIUM COMPLIANCE.

                           (a) The Company will be "Millennium Compliant".  As
set forth herein, "Millennium Compliant" means that software, hardware, embedded microchips and other processing capabilities utilized by and material to, the business operations ("Systems") of Company and the Subsidiaries function accurately and consistently accept date input, provide date output and perform calculations on dates before, during and after January 1, 2000 without interruption and without any change in operations associated with the advent of the year 2000.

                           (b) Upon request by Agent, Company will provide to
Agent its plan to become Millennium Compliant and status reports on the implementation of such plan, or such other information which is sufficient to demonstrate that Company and its Subsidiaries will be Millennium Compliant.

         5.16 ADDITIONAL GUARANTIES. Promptly upon request of the Agent, cause each direct or indirect domestic Significant Subsidiary to execute and deliver to the Agent on behalf of the Lenders a guaranty in form and content satisfactory to the Agent, and in an amount for each such entity at all times not to exceed ninety percent (90%) of such entity's net worth.

         5.17 EQUITY REFINANCING. At such time as the Company, in its sole discretion, deems equity market conditions suitable for an equity issuance by the Company, refinance by means of the issuance of equity securities of the Company the full principal




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amount of any Loans the proceeds of which are used to redeem or repurchase the
Company's Series B Preferred Stock.

         5.18 OTHER ACTS. Execute and deliver, or cause to be executed and delivered, to the Agent all further documents and perform all other acts and things which the Agent reasonably deems necessary or appropriate to protect the rights and interests of the Lenders and the Agent under this Agreement.


                         ARTICLE VI. NEGATIVE COVENANTS

                  During the term of this Agreement and so long thereafter as any of the Indebtedness of the Company to the Lenders and the Agent arising hereunder, including any indebtedness for fees and expenses, shall remain unpaid, neither the Company nor any of its Subsidiaries shall, without the prior written consent of the Agent:

         6.1 BUSINESS OPERATIONS. Make or permit to be made any change in the character of its business or operations which could have a material adverse effect on the Company.

         6.2 GUARANTIES. Guarantee, endorse or otherwise be or become liable or contingently liable in connection with the obligations or indebtedness of any other Person (excluding any Subsidiary), directly or indirectly, whether by agreement to purchase the indebtedness of any other Person or agreement for the furnishing of funds to any other Person through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other Person, or otherwise except (i) as an endorser of instruments for the payment of money deposited to its bank account for collection in the ordinary course of business; and (ii) guaranties of obligations not to exceed $3,000,000 in the aggregate at any time.

         6.3 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets, income or profits, whether now owned or hereafter acquired, or pledge or encumber any assets, except (i) purchase money security interests in equipment leased or purchased in the ordinary course of the Company's business, (ii) Liens in favor of the Lenders, (iii) Permitted Encumbrances listed on Schedule 6.3 hereto, (iv) existing liens in trade receivables of Schmitt-Bretten GmbH granted to Sparkane Bruschsal-Bretten Bank to secure a line of credit for 3,000,000 Deutsche Marks, and (v) existing liens on property of API Portescap pledged as security for long-term mortgage loans amounting to CH 11,439,000.


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         6.4 COMPLIANCE WITH LAW. Violate any law or regulation, order, writ, injunction or decree of any court or governmental instrumentality or breach in any material respect any material agreement to which Company or any Subsidiary is subject.

         6.5 ACQUISITIONS AND MERGERS. Acquire, merge or consolidate with or into any other firm, corporation, limited liability company or other entity in a transaction in which the Transaction Value exceeds in the aggregate five million dollars ($5,000,000 U.S. dollars) without the prior written consent of the Lenders; provided, however, nothing herein shall prevent the merger of a Subsidiary into another Subsidiary or into the Company. As used herein, "Transaction Value" means the aggregate of the cash and stock consideration paid, with stock consideration determined on the same basis as used by the Company to record the issuance of such equity on its Consolidated balance sheet in accordance with GAAP, and the liabilities incurred or assumed, by the Company or any Subsidiary.

         6.6 PENSIONS. Terminate any Plan so as to result in any material liability of the Company to the Pension Benefit Guaranty Corporation or permit to exist any occurrence of any Reportable Event or other event or condition, which presents a material risk of such termination by the Pension Benefit Guaranty Corporation.

         6.7 DISPOSAL OF HAZARDOUS SUBSTANCES. Cause or permit the Disposal of Hazardous Substances in violation of any Environmental Law at any property owned, leased or operated by the Company or any of its Subsidiaries.

         6.8 SALE OF ASSETS OTHER THAN FOREIGN SUBSIDIARY STOCK. Convey, sell, transfer, lease or sell and lease back all or more than five percent (5%) of its property, assets, or business (other than foreign Subsidiary stock, the sale or transfer of which is restricted by Section 6.14 hereof) to any other Person, except for sales of inventory in the ordinary course of business.

         6.9 LEASE RENTALS. Pay rentals under any operating or true leases which are not capitalized on the Company's books in excess of $3,000,000 in the aggregate during any fiscal year.

         6.10 CAPITAL EXPENDITURES. For any one fiscal year, make or incur aggregate Capital Expenditures in excess of seven and one-half percent (7-1/2%) of the Company's Consolidated net sales as shown on the Company's audited financial statements for such fiscal year.



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         6.11 INTEREST COVERAGE RATIO. Permit on a Rolling Four Quarter Basis as
of the end of any fiscal quarter of the Company, the ratio of Earnings before Interest and Taxes of the Company to interest payable on Total Liabilities to be less than 1.5 to 1.0.

         6.12 DEBT-TO-TANGIBLE-NET WORTH RATIO. Permit on a Rolling Four Quarter Basis as of the end of any fiscal quarter of the Company, the ratio of Total Liabilities of the Company, on a Consolidated basis, to Tangible Net Worth of the Company, on a Consolidated basis, to be greater than 3.0 to 1.0.

         6.13 DEBT SERVICE COVERAGE RATIO. Permit on a Rolling Four Quarter Basis as of the end of any fiscal quarter of the Company, on a Consolidated basis, the ratio of (a) net income of the Company after taxes plus depreciation and amortization, to (b) current maturities of the Company's long term debt to be less than 1.5 to 1.0.

         6.14 STOCK OF FOREIGN SUBSIDIARIES. Convey, sell or transfer any of the stock now or hereafter owned by the Company or any Subsidiary in any of the Company's foreign direct and indirect subsidiaries, except for Director qualifying shares as required under the laws of any foreign jurisdiction.

                              ARTICLE VII. DEFAULT

         7.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an event of default (individually, "EVENT OF DEFAULT," or, collectively, "EVENTS OF DEFAULT"):

                           (a) NONPAYMENT. Nonpayment within three (3) days
after the same becomes due whether by acceleration or otherwise of principal of, or interest on, the Notes, or of any fee or premium provided for hereunder.

                           (b) NEGATIVE COVENANTS. Default in the observance of
any of the covenants or agreements of the Company contained in Article VI of this Agreement.

                           (c) OTHER COVENANTS. Default in the observance of any
of the covenants or agreements of the Company contained in this Agreement, other than those specified in Section 5.1 or Article VI hereof, which is not remedied within thirty (30) days after notice thereof by the Agent to the Company.

                           (d) VOLUNTARY INSOLVENCY PROCEEDINGS. If the Company
or any Subsidiary (i) shall file a petition or request for liquidation, reorganization, arrangement, adjudication as a bankrupt, relief as a debtor or other relief under the bankruptcy, insolvency or similar laws of the United States of



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America or any state or territory thereof or any foreign jurisdiction, now or hereafter in effect; (ii) shall make a general assignment for the benefit of creditors; (iii) shall consent to the appointment of a receiver or trustee for the Company or any Subsidiary or any of the Company's or any Subsidiary's assets, including, without limitation, the appointment of or taking possession by a "custodian" as defined in the federal Bankruptcy Code; (iv) shall make any, or send notice of any intended, bulk sale; or (v) shall execute a consent to any other type of insolvency proceeding (under the federal Bankruptcy Code or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, or settlement of claims against or winding up of affairs of, the Company or any Subsidiary.

                           (e) INVOLUNTARY INSOLVENCY PROCEEDINGS. The
appointment of a receiver, trustee, custodian or officer performing similar functions for the Company or any Subsidiary or any of the Company's or any Subsidiary's assets, including, without limitation, the appointment of or taking possession by a "custodian" as defined in the federal Bankruptcy Code; or the filing against the Company or any Subsidiary of a request or petition for liquidation, reorganization, arrangement, adjudication as a bankrupt or other relief under the bankruptcy, insolvency or similar laws of the United States of America or any state or territory thereof or any foreign jurisdiction, now or hereafter in effect; or the institution against the Company or any Subsidiary of any other type of insolvency proceeding (under the federal Bankruptcy Code or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of the Company or any Subsidiary, and the failure to have such appointment vacated or such filing, petition or proceeding dismissed within ninety (90) days after such appointment, filing or institution.

                           (f) REPRESENTATIONS. If any certificate, statement,
representation, warranty or financial statement furnished by or on behalf of the Company or any Subsidiary pursuant to or in connection with this Agreement (including, without limitation, representations and warranties contained herein) or as an inducement to any Lender to enter into this Agreement or any other lending agreement with the Company or its Subsidiaries shall prove to have been false in any material respect at the time as of which the facts therein set forth were represented, or to have omitted any substantial contingent or unliquidated liability or claim against the Company or any Subsidiary required to be stated therein, or if on the date of the execution of this Agreement there shall have been any materially adverse change in any of the facts disclosed by any such statement or certificate, which change shall not have been



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                                     - 40 -

disclosed by the Company to the Agent at or prior to the time of such execution.

                           (g) OTHER INDEBTEDNESS AND AGREEMENTS. Nonpayment by
the Company or any Subsidiary of any Indebtedness (other than as evidenced by the Notes) owing by the Company or any Subsidiary when due (or, if permitted by the terms of the applicable document, within any applicable grace period), whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or failure to perform any term, covenant or agreement on its part to be performed under any agreement or instrument (other than this Agreement) evidencing or securing or relating to any Indebtedness owing by the Company or any Subsidiary when required to be performed if the effect of such failure is to accelerate or to permit the holder to accelerate the maturity of any Indebtedness in excess of $1,000,000 individually and in the aggregate.

                           (h) JUDGMENTS. If any judgment or judgments in excess
of $1,000,000 in the aggregate (other than any judgment or portion thereof for which it is fully insured) against the Company or any of its Subsidiaries remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days after entry thereof.

                           (i) PENSION DEFAULT. The existence or happening of
any of the following events and conditions, provided that the event or condition, together with all other events or conditions in clauses (i) through
(vi) below, if any, would subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities under ERISA in the aggregate material in relation to the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole:

                                    (i) the Company or any of its Subsidiaries
(or any officer or director thereof) shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,

                                    (ii) any "accumulated funding deficiency"
(as defined in Section 302 of ERISA), shall exist with respect to any Plan,

                                    (iii) with respect to any Multiemployer
Plan, the Company or any Commonly Controlled Entity fails to make a contribution required to be made thereto, or withdraws therefrom,

                                    (iv) a Reportable Event shall occur with
respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan which is not a Multiemployer Plan, which Reportable Event or institution of proceedings is, in the




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                                     - 41 -


reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten (10) days after notice of such Reportable Event pursuant to Section 4043(a), (b), (d) or (e) of ERISA is given or the continuance of such proceedings for ten (10) days after commencement thereof, as the case may be, or

                                    (v) any Plan shall terminate for purposes of
Title IV of ERISA.

                           (j) FAILURE TO BE MILLENNIUM COMPLIANT.

                                    (i) Pending full implementation of Company's
plan to become Millennium Compliant, the Company will not be considered in default under Section 5.15(a) until such time as any of its material Systems begin to malfunction in a material respect as a result of the coming or arrival of the Year 2000; and

                                    (ii) If Agent determines, based on its
reasonable judgment, that the Company's plan to become Millennium Compliant and/or the implementation thereof are insufficient to ensure that the Company and its Subsidiaries will be Millennium Compliant in all material respects.

                       7.2 EFFECTS OF AN EVENT OF DEFAULT

                           (a) Upon the happening of one or more Events of
Default (except a default under either Section 7.1(d) or 7.1(e) hereof), the Agent may declare any obligations it may have hereunder to be canceled and the principal of the Notes then outstanding to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Agreement. Upon any acceleration of the principal of the Notes, the Notes then outstanding shall become immediately due and payable without presentation, demand or further notice of any kind to the Company, and any obligations the Lenders and the Agent may have to make Advances and Loans shall be immediately canceled.

                           (b) Upon the happening of one or more Events of
Default under Section 7.1(d) or 7.1(e) hereof, the Lenders' and the Agent's obligations hereunder shall be canceled immediately, automatically and without notice, and the Note then outstanding shall become immediately due and payable without presentation, demand or notice of any kind to the Company.


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               ARTICLE VIII. INDEMNIFICATION - COSTS AND EXPENSES

         8.1 ENVIRONMENTAL INDEMNIFICATION. The Company agrees to indemnify, defend, and hold harmless the Agent and the Lenders from and against any and all liabilities, claims, damages, penalties, expenditures, losses, or charges, including, but not limited to, all costs of investigation, monitoring, legal representation, remedial response, removal, restoration or permit acquisition, which may now or in the future be undertaken, suffered, paid, awarded, assessed, or otherwise incurred by the Agent or the Lenders or any other Person as a result of the presence of, Release of or threatened Release of Hazardous Substances on, in, under or near any property owned or operated by the Company or any Subsidiary. The liability of the Company under the covenants of this Section and Article II are not limited by any exculpatory provisions in this Agreement and shall survive repayment of the Notes, or any transfer or termination of this Agreement regardless of the means of such transfer or termination.

         8.2 GENERAL INDEMNIFICATION. The Company hereby indemnifies and holds harmless Agent, each Lender and their respective affiliates and directors, officers, employees, agents and advisors (each, an "Indemnified Party"), from and against any and all claims, damages, penalties, liabilities and reasonable fees, expenses and disbursements of counsel which may be incurred by or asserted against an Indemnified Party in connection with or arising out of any investigation, litigation or proceeding arising out of, related to or in connection with the Revolving Credit, whether or not an Indemnified Party is a party to such investigation, litigation or proceeding and whether or not Agent and the Lenders ultimately extend such financing, except to the extent such claim, damage, loss, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party's own gross negligence or willful misconduct. In addition to, and without limiting the generality of, the foregoing, the Company agrees to reimburse and indemnify all Indemnified Parties on demand for any fees, expenses and disbursements of counsel which may be incurred in any action, claim or proceeding between the Company or any of its affiliates and an Indemnified Party in which such Indemnified Party is successful. The obligations of the Company under this indemnity shall survive any expiration or termination of this Agreement, and the Company agrees not to institute or participate in any proceeding seeking to establish a position contrary to the terms hereof.

         8.3 EXPENSES. The Company shall reimburse the Agent promptly upon request of the Agent for all of its reasonable counsel fees incurred in connection with this Agreement and with any indebtedness subject hereto and for any taxes (other than



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taxes measured by any Lender's net income), filing fees, recording fees and appraisal fees which the Lenders may be required to pay in connection with the execution and delivery of this Agreement, the Notes, the Guaranties and the other documents executed and delivered in connection therewith. The Company shall further reimburse the Agent upon demand of the Agent for any expenses, including, without limitation, counsel fees and out-of-pocket expenses incident to the enforcement of any provision of this Agreement, the Notes, the Guaranties or any other document executed in connection with this Agreement.

                              ARTICLE IX. THE AGENT

         9.1 ACTIONS. Each Lender hereby appoints Marine Midland Bank as Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement, the Notes, the Guaranties and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agent, PRO RATA according to such Lender's percentage of the Loans hereunder, or if no Loans are outstanding hereunder according to such Lender's percentage of the Lender's Commitment, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent in any way relating to or arising out of this Agreement, the Notes, the Guaranties and any other Loan Document, including reasonable attorneys' fees and expenses, and as to which the Agent is not reimbursed by the Company; PROVIDED, HOWEVER, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the gross negligence or wilful misconduct of the Agent. Without limitation of the foregoing indemnity, each Lender agrees to reimburse the Agent, to the extent the Agent has not been reimbursed by the Company, upon demand of the Agent for such Lender's share of any out-of-pocket expenses, including reasonable counsel fees and expenses, incurred by the Agent in connection with the performance by the Agent of the Agent's duties under this Agreement including, without limitation, enforcement of any rights and remedies of the Agent or the




                              Page 51 of 82 Pages
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Lenders under this Agreement, the Guaranties or any Loan Document. The Agent
shall not be required to take any action hereunder, under the Notes, under the Guaranties, or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes, the Guaranties or any other Loan Document, which involves making any advance of funds or incurring any costs or liabilities such as to fund the costs and expenses of a lawsuit or expenses associated with a loan workout, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent shall be or become, in the determination of the Agent, inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         9.2 EXCULPATION. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement, the Notes, the Guaranties or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement, the Notes, the Guaranties or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Company or any Guarantor of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Agent shall not obligate it to make any further inquiry or to take any action. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent believes to be genuine and to have been presented by a proper Person.

         9.3 SUCCESSOR. The Agent may resign as such at any time upon at least 90 days' prior notice to the Company and all Lenders. If no successor Agent shall have been appointed by the Required Lenders and approved by the Company, such approval not to be unreasonably withheld or delayed, and shall have accepted such appointment, within 90 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to




                              Page 52 of 82 Pages
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                                     - 45 -


receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as the Agent, the provisions of

                             (a) this Article IX shall inure to the Agent's
benefit as to any actions taken or omitted to be taken by the Agent while the Agent was the Agent under this Agreement; and

                             (b) Article VIII shall also continue to inure to
its benefit.

         9.4 LOANS BY MARINE. Marine shall have the same rights and powers with respect to (x) the Loans made by it or any or its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not, the Agent. Marine and each of its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or Affiliate of the Company as if it were not the Agent hereunder.

         9.5 CREDIT DECISIONS. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such Lender's review of the financial information of the Company, this Agreement, the other Loan Documents (the terms and provisions of which are satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to enter into this Agreement and make Loans hereunder. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

         9.6 LOAN DOCUMENTS, ETC. Each Lender hereby authorizes the Agent to enter into the applicable Loan Documents and to take all action contemplated thereby. Each Lender agrees that no Lender shall have any right individually to seek to realize upon any Loan Document, it being understood and agreed that such rights and remedies may be exercised solely by the Agent for the benefit of the Lenders and the Agent upon the terms of the Loan Documents.

         9.7 NOTICES AND REQUESTS. The Agent shall give prompt notice to each Lender of each notice or request given to the Agent by the Company and required to be delivered to the Lenders




                              Page 53 of 82 Pages
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pursuant to the terms of this Agreement (unless concurrently delivered to the
Lenders by the Company). The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Company for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.

         9.8 FUNDING BY AGENT. Unless the Agent shall have been notified in writing by any Lender not later than 4:00 p.m., New York time, on the day before the day on which Loans are requested by the Company to be made that (or, if the request for a Loan is made by the Company on the date such Loan is to be made, then not later than 11:00 a.m. on such day) such Lender will not make its ratable share of such Loans, the Agent may assume that such Lender will make its ratable share of the Loans, and in reliance upon such assumption the Agent may (but in no circumstances shall be required to) make available to the Company a corresponding amount. If and to the extent that any Lender fails to make such payment on such date, such Lender shall pay such amount to the Agent on demand (or, if such Lender fails to pay such amount on demand, the Company shall repay such amount loaned to it on demand), together with interest, for the Agent's own account, for each day from and including the date of the Agent's payment to and including the date of repayment to the Agent (before and after judgment) at the rate or rates per annum set forth below. All payments to the Agent under this Section shall be made to the Agent at its office in U.S. Dollars in funds immediately available at such office, without set-off, withholding, counterclaim or other deduction of any nature. If funds deliverable by any Lender to the Agent or by the Agent to any Lender are not made available when required hereunder, the party which has not made such funds available shall pay interest to the other at the Federal Funds Rate for the first three days such funds are not made available and 2% in excess of the Federal Funds Rate thereafter.

         9.9 BENEFIT OF ARTICLE IX. The provisions of this Article IX are intended solely for the benefit of the Agent and the Lenders. The Company shall not be entitled to rely on any such provisions or assert any such provisions in a claim, or as a defense, against the Agent or any Lender. The Company acknowledges and consents to the foregoing provisions of this Article IX.

         9.10 SHARING OF PAYMENTS. If any Lender obtains any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) with respect to the Loans in excess of its pro rata share of such payments shared by all Lenders, such Lender shall forthwith purchase from the other Lenders participation in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess



                              Page 54 of 82 Pages
payment ratably with each of them; provided, however, if all or any portion of such excess payment is hereafter recovered from such purchasing Lender, such purchase from the other Lenders shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount recovered. The Company agrees that any Lender purchasing a participation from another Lender pursuant to this Section 9.10 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation.


                            ARTICLE X. MISCELLANEOUS

         10.1 AMENDMENTS AND WAIVERS. No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made except by a written agreement subscribed by duly authorized officers of the Company and the Required Lenders.

         10.2 DELAYS AND OMISSIONS. No course of dealing and no delay or omission by the Agent or the Lenders in exercising any right or remedy hereunder or with respect to any Indebtedness of the Company shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies of the Agent and the Lenders hereunder are cumulative.

         10.3 ASSIGNMENTS.

                             a. The Company shall not assign or otherwise
transfer any of the rights pursuant to this Agreement without the prior written consent of the Agent, and any such assignment or other transfer without such prior written consent shall be void. No consent by the Agent to any such assignment or other transfer shall release the Company from any indebtedness, liability or obligation of the Company pursuant to this Agreement.

                             b. Each Lender may sell, assign or participate all
or a portion of its rights and obligations under this Agreement provided the Company and the Agent consent thereto and provided further that each such sale, assignment or participation shall be in a minimum amount of ten million dollars ($10,000,000), and that the parties thereto shall pay to the Agent a $3,000 processing fee, and if a sale and assignment is involved, deliver to the Agent for its acceptance and recording an assignment and acceptance in form and content satisfactory to




                              Page 55 of 82 Pages
the Agent ("Assignment and Acceptance") whereby, among other things, the assignee acquires the right and duties of the Lender making the assignment, and agrees to the terms and conditions of, and becomes a party to, this Agreement and authorizes the Agent to act as Agent. Any Revolving Note or Foreign Currency Note subject to any permitted sale and assignment shall also be delivered to the Agent at the time of execution of the Assignment and Acceptance in order for such notes to be canceled and replaced by appropriate notes payable to the assignee to the extent of the assignment.

         10.4 SUCCESSORS AND ASSIGNS. Company, Subsidiary, Agent and Lenders as such terms are used herein shall include the legal representatives, successors and assigns of those parties.

         10.5 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, unless otherwise expressly provided herein, and shall be deemed to have been given or made when delivered by hand or by Facsimile (with a copy by regular mail), three (3) Business Days after being delivered to a courier for overnight delivery or five
(5) Business Days after being deposited in the first class United States mail, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

         To the Company:            American Precision Industries Inc.
                                    2777 Walden Avenue
                                    Buffalo, New York 14225-4719
                                    Attn:  Bruce McH. Kirchner
                                    Facsimile No.  716-684-2155

         With a copy (which         Jaeckle Fleischmann & Mugel, LLP
         shall not constitute       Fleet Bank Building
         notice) to:                Twelve Fountain Plaza
                                    Buffalo, New York 14202-2292
                                    Attn: James J. Tanous, Esq.
                                    Facsimile No. 716-856-0432

         To the Agent:              Marine Midland Bank
                                    Regional Commercial Banking
                                      Department
                                    One Marine Midland Center
                                    Buffalo, New York  14203
                                    Attn:  Manager
                                    Facsimile No. 716-855-0384

         With a copy (which         Phillips, Lytle, Hitchcock,
         shall not constitute         Blaine & Huber LLP
         notice) to:                3400 Marine Midland Center
                                    Buffalo, New York   14203
                                    Attn:  Raymond H. Seitz, Esq.
                                    Facsimile No. 716-852-6100



                              Page 56 of 82 Pages

         10.6 GOVERNING LAW. This Agreement, the transactions described herein and the obligations of the parties hereto shall be construed under, and governed by, the laws of the State of New York, without regard to principles of conflict of laws.

         10.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the Agent, the Lenders and the Company on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same Agreement.

         10.8 TITLES. Titles to the sections of this Agreement are solely for the convenience of the parties, and are not an aid in the interpretation of this Agreement or any part thereof.

         10.9 INCONSISTENT PROVISIONS. The terms of this Agreement and any related agreements, instruments or other documents shall be cumulative except to the extent that they are specifically inconsistent with each other, in which case the terms of this Agreement shall prevail.

         10.10 JURY TRIAL WAIVER. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO TRIAL BY JURY WHICH IT MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR EQUITY, IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO.

         10.11 CONSENT TO JURISDICTION. THE COMPANY, THE AGENT AND THE LENDERS EACH AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE OR ARISING OUT OF THIS AGREEMENT MAY BE COMMENCED IN THE SUPREME COURT OF NEW YORK IN ERIE COUNTY, OR IN THE DISTRICT COURT OF THE UNITED STATES IN THE WESTERN DISTRICT OF NEW YORK, AND THE COMPANY, THE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF PROCESS AND AGREE THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED OR CERTIFIED MAIL TO THE COMPANY OR THE AGENT OR ANY LENDER, AS APPROPRIATE, OR AS OTHERWISE PROVIDED BY THE LAWS OF THE STATE OF NEW YORK OR THE UNITED STATES.

                              Page 57 of 82 Pages

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers, all on the 31st day of August 1998.


                                         AMERICAN PRECISION INDUSTRIES INC.


                                         BY
                                           -------------------------------------
                                           BRUCE MCH. KIRCHNER
                                           VICE PRESIDENT AND CHIEF
                                           FINANCIAL OFFICER


                                         MARINE MIDLAND BANK, AS AGENT


                                         BY
                                           -------------------------------------
                                              ROBERT J. MCKNIGHT, VICE PRESIDENT


                                         MARINE MIDLAND BANK, AS A LENDER


                                         BY
                                           -------------------------------------
                                              ROBERT J. MCKNIGHT, VICE PRESIDENT


                                         FLEET NATIONAL BANK, AS A LENDER


                                         BY
                                           -------------------------------------
                                              JOHN G. TIERNEY, VICE PRESIDENT




                              Page 58 of 82 Pages

                                    EXHIBIT A


                             REVOLVING NOTE - MARINE


$60,000,000.00                                                 BUFFALO, NEW YORK
                                                                 AUGUST 31, 1998


         FOR VALUE RECEIVED, AMERICAN PRECISION INDUSTRIES INC., a Delaware corporation (Company), promises to pay to the order of MARINE MIDLAND BANK (Marine) at its Regional Commercial Banking office at One Marine Midland Center, Buffalo, New York 14203, or, at holder's option, at such other place as may be designated from time to time by the holder, in lawful money of the United States of America, on or before August 31, 2003 (Maturity Date), the lesser of the principal sum of SIXTY MILLION DOLLARS ($60,000,000.00) or the aggregate unpaid principal amount of all Advances made by Marine pursuant to Section 2.1 of the Credit Agreement of even date herewith between Company, Marine as Agent and as a Lender, and Fleet National Bank as a Lender, as the same may from time to time be amended, supplemented or otherwise modified (Agreement), together with interest as provided below. Within the limits of the Revolving Credit, Company may borrow, repay and reborrow. All capitalized terms used, but not defined, in this Note shall have the meanings specified in the Agreement.

         Interest shall be payable from the date of each Advance on the unpaid principal balance of each Advance until such principal balance is paid in full at such interest rates, and payable at such times, as are provided in the Agreement.

         Marine is authorized to inscribe the date of the making of each Advance, the amount of each Advance, its character as a Prime Rate Loan or a LIBOR Rate Loan, the date on which each LIBOR Rate Period shall begin and end, each payment or prepayment of principal, and the aggregate unpaid principal balance of this Note, on the schedule on the reverse side hereof and constituting a part hereof, or on any continuation thereof, which shall be attached hereto and made a part hereof (Schedule).

         Each entry set forth on the Schedule shall be prima facie evidence of the facts so set forth. No failure by Marine to make, and no error by Marine in making, any inscription on the Schedule shall affect Company's obligation to repay the full principal amount advanced by Marine to or for the account of Company, or Company's obligation to pay interest thereon at the agreed upon rate.

         If this Note becomes due and payable on a day other than a Business Day, the maturity hereof shall be extended to the next succeeding Business Day, and Company will pay interest at the aforesaid rate until the date of actual receipt of payment by the holder of this Note.





                              Page 59 of 82 Pages

         No failure by the holder hereof or the Agent to exercise, and no delay in exercising, any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the holder of any right or power hereunder preclude any other or further exercise thereof or the exercise of any other right of power. The rights and remedies of the holder as herein specified are cumulative and not exclusive of any other rights or remedies which the holder may otherwise have.

         No modification, rescission, waiver, release or amendment of any provision of this Note shall be made except by a written agreement subscribed by duly authorized officers of the Company and the holder hereof.

         This Note evidences a borrowing under and is entitled to the benefits of the Agreement, to which reference is hereby made with respect to mandatory and optional prepayment provisions and rights of acceleration of the principal hereof on the occurrence of certain events.

         Company hereby waives diligence, presentment, protest and demand, and also notice of protest, demand, dishonor and nonpayment of this Note.

         Company agrees to pay on demand by Marine all costs and expenses incurred by the holder or Agent in preserving holder's rights, enforcing this Note or in collecting the indebtedness evidenced hereby, including, without limitation, if the holder retains counsel for any such purpose, reasonable attorneys' fees and expenses.

         This Note shall be construed under, and governed by the internal laws of the State of New York without regard to principles of conflicts of law.



(SEAL)                                       AMERICAN PRECISION INDUSTRIES INC.


                                             BY
                                               ---------------------------------
                                               BRUCE MCH. KIRCHNER
                                               VICE PRESIDENT AND CHIEF
                                               FINANCIAL OFFICER




                              Page 60 of 82 Pages

                                    SCHEDULE

                         LOANS AND PAYMENTS OF PRINCIPAL

==================================================================================================================================
        DATE LOAN         AMOUNT OF              LIBOR RATE                   AMOUNT OF        AGGREGATE
        MADE, CON-        LOAN MADE,             PERIOD                       PRINCIPAL        UNPAID            NOTATION
TYPE    TINUED OR         CONTINUED OR           DATES          DUE           PAID OR          PRINCIPAL         MADE BY
OF      CONVERTED         CONVERTED                             DATE          PREPAID          BALANCE           AND DATE
LOAN
------- ----------------- ---------------------- -------------- ------------- ---------------- ----------------- -----------------

------- ----------------- ---------------------- -------------- ------------- ---------------- ----------------- -----------------


------- ----------------- ---------------------- -------------- ------------- ---------------- ----------------- -----------------


------- ----------------- ---------------------- -------------- ------------- ---------------- ----------------- -----------------


------- ----------------- ---------------------- -------------- ------------- ---------------- ----------------- -----------------


------- ----------------- ---------------------- -------------- ------------- ---------------- ----------------- -----------------


------- ----------------- ---------------------- -------------- ------------- ---------------- ----------------- -----------------


------- ----------------- ---------------------- -------------- ------------- ---------------- ----------------- -----------------


------- ----------------- ---------------------- -------------- ------------- ---------------- ----------------- -----------------


------- ----------------- ---------------------- -------------- ------------- ---------------- ----------------- -----------------


------- ----------------- ---------------------- -------------- ------------- ---------------- ----------------- -----------------


------- ----------------- ---------------------- -------------- ------------- ---------------- ----------------- -----------------


------- ----------------- ---------------------- -------------- ------------- ---------------- ----------------- -----------------


------- ----------------- ---------------------- -------------- ------------- ---------------- ----------------- -----------------


------- ----------------- ---------------------- -------------- ------------- ---------------- ----------------- -----------------


==================================================================================================================================





                              Page 61 of 82 Pages

                                    EXHIBIT B


                             REVOLVING NOTE - FLEET



$40,000,000.00                                                 BUFFALO, NEW YORK
                                                                 AUGUST 31, 1998


         FOR VALUE RECEIVED, AMERICAN PRECISION INDUSTRIES INC., a Delaware corporation (Company), promises to pay to the order of FLEET NATIONAL BANK (Fleet) at the Agent's Regional Commercial Banking Department office at One Marine Midland Center, Buffalo, New York 14203, or, at holder's option, at such other place as may be designated from time to time by the holder, in lawful money of the United States of America, on or before August 31, 2003 (Maturity
Date), the lesser of the principal sum of FORTY MILLION DOLLARS ($40,000,000.00) or the aggregate unpaid principal amount of all Advances made by Fleet pursuant to Section 2.1 of the Credit Agreement of even date herewith between Company, Marine Midland Bank as Agent, Marine Midland Bank as a Lender and Fleet as a Lender, as the same may from time to time be amended, supplemented or otherwise modified (Agreement), together with interest as provided below. Within the limits of the Revolving Credit, Company may borrow, repay and reborrow. All capitalized terms used, but not defined, in this Note shall have the meanings specified in the Agreement.

         Interest shall be payable from the date of each Advance on the unpaid principal balance of each Advance until such principal amount is paid in full at such interest rates, and payable at such times, as are provided in the Agreement.

         Fleet is authorized to inscribe the date of the making of each Advance, the amount of each Advance, its character as a Prime Rate Loan or a LIBOR Rate Loan, the date on which each LIBOR Rate Period shall begin and end, each payment or prepayment of principal, and the aggregate unpaid principal balance of this Note, on the schedule on the reverse side hereof and constituting a part hereof, or on any continuation thereof, which shall be attached hereto and made a part hereof (Schedule).

         Each entry set forth on the Schedule shall be prima facie evidence of the facts so set forth. No failure by Fleet to make, and no error by Fleet in making, any inscription on the Schedule shall affect Company's obligation to repay the full principal amount advanced by Fleet to or for the account of Company, or Company's obligation to pay interest thereon at the agreed upon rate.

         If this Note becomes due and payable on a day other than a Business Day, the maturity hereof shall be extended to the next succeeding Business Day, and Company will pay interest at the






                              Page 62 of 82 Pages
aforesaid rate until the date of actual receipt of payment by the holder of this Note.

         No failure by the holder hereof to exercise, and no delay in exercising, any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the holder of any right or power hereunder preclude any other or further exercise thereof or the exercise of any other right of power. The rights and remedies of the holder as herein specified are cumulative and not exclusive of any other rights or remedies which the holder may otherwise have.

         No modification, rescission, waiver, release or amendment of any provision of this Note shall be made except by a written agreement subscribed by duly authorized officers of Company and the holder hereof.

         This Note evidences a borrowing under and is entitled to the benefits of the Agreement, to which reference is hereby made with respect to mandatory and optional prepayment provisions and rights of acceleration of the principal hereof on the occurrence of certain events.

         Company hereby waives diligence, presentment, protest and demand, and also notice of protest, demand, dishonor and nonpayment of this Note.

         Company agrees to pay on demand by Fleet all costs and expenses incurred by the holder or the Agent in preserving holder's rights, enforcing this Note or in collecting the indebtedness evidenced hereby, including, without limitation, if the holder retains counsel for any such purpose, reasonable attorneys' fees and expenses.

         This Note shall be construed under, and governed by the internal laws of the State of New York without regard to principles of conflicts of law.



(SEAL)                                  AMERICAN PRECISION INDUSTRIES INC.


                                        BY
                                          --------------------------------------
                                          BRUCE MCH. KIRCHNER
                                          VICE PRESIDENT AND CHIEF
                                          FINANCIAL OFFICER






                              Page 63 of 82 Pages

                                    SCHEDULE

                         LOANS AND PAYMENTS OF PRINCIPAL

==================================================================================================================================
        DATE LOAN         AMOUNT OF              LIBOR RATE                   AMOUNT OF        AGGREGATE
        MADE, CON-        LOAN MADE,             PERIOD                       PRINCIPAL        UNPAID            NOTATION
TYPE    TINUED OR         CONTINUED OR           DATES          DUE           PAID OR          PRINCIPAL         MADE BY
OF      CONVERTED         CONVERTED                             DATE          PREPAID          BALANCE           AND DATE
LOAN
------- ----------------- ---------------------- -------------- ------------- ---------------- ----------------- -----------------

------- ----------------- ---------------------- -------------- ------------- ---------------- ----------------- -----------------


------- ----------------- ---------------------- -------------- ------------- ---------------- ----------------- -----------------


------- ----------------- ---------------------- -------------- ------------- ---------------- ----------------- -----------------


------- ----------------- ---------------------- -------------- ------------- ---------------- ----------------- -----------------


------- ----------------- ---------------------- -------------- ------------- ---------------- ----------------- -----------------


------- ----------------- ---------------------- -------------- ------------- ---------------- ----------------- -----------------


------- ----------------- ---------------------- -------------- ------------- ---------------- ----------------- -----------------


------- ----------------- ---------------------- -------------- ------------- ---------------- ----------------- -----------------


------- ----------------- ---------------------- -------------- ------------- ---------------- ----------------- -----------------


------- ----------------- ---------------------- -------------- ------------- ---------------- ----------------- -----------------


------- ----------------- ---------------------- -------------- ------------- ---------------- ----------------- -----------------


------- ----------------- ---------------------- -------------- ------------- ---------------- ----------------- -----------------


------- ----------------- ---------------------- -------------- ------------- ---------------- ----------------- -----------------


------- ----------------- ---------------------- -------------- ------------- ---------------- ----------------- -----------------


==================================================================================================================================





                              Page 64 of 82 Pages

                                    EXHIBIT C


                         FOREIGN CURRENCY NOTE - MARINE


$30,000,000.00 U.S. DOLLARS                                    BUFFALO, NEW YORK
                                                                 AUGUST 31, 1998


         FOR VALUE RECEIVED, AMERICAN PRECISION INDUSTRIES INC., a Delaware corporation (Company), promises to pay to the order of MARINE MIDLAND BANK (Marine) at its Regional Commercial Banking office at One Marine Midland Center, Buffalo, New York 14203, or, at holder's option, at such other place as may be designated from time to time by the holder, in same day funds in the applicable Foreign Currency in which advanced, on or before August 31, 2003 (Maturity
Date), the lesser of the principal sum of THIRTY MILLION DOLLARS ($30,000,000.00) or the aggregate unpaid principal amount of all Foreign Currency Advances made by Marine pursuant to the Credit Agreement of even date herewith between Company, Marine as Agent and as a Lender, and Fleet National Bank as a Lender, as the same may from time to time be amended, supplemented or otherwise modified (Agreement), together with interest as provided below. Within the limits of the Revolving Credit and the Marine Foreign Currency Commitment, Company may borrow, repay and reborrow. All capitalized terms used, but not defined, in this Note shall have the meanings specified in the Agreement.

         Interest shall be payable from the date of each Foreign Currency Advance on the unpaid principal balance of each Foreign Currency Advance until such principal amount is paid in full at such interest rates, and payable at such times, as are provided in the Agreement.

         Marine is authorized to inscribe the date of the making of each Foreign Currency Advance, the amount of each Foreign Currency Advance, the Foreign Currency in which each Foreign Currency Advance is denominated, the date on which each LIBOR Rate Period shall begin and end, each payment or prepayment of principal, and the aggregate unpaid principal balance of this Note, on the schedule on the reverse side hereof and constituting a part hereof, or on any continuation thereof, which shall be attached hereto and made a part hereof (Schedule).

         Each entry set forth on the Schedule shall be prima facie evidence of the facts so set forth. No failure by Marine to make, and no error by Marine in making, any inscription on the Schedule shall affect Company's obligation to repay the full principal amount advanced by Marine to or for the account of Company, or Company's obligation to pay interest thereon at the agreed upon rate.




                              Page 65 of 82 Pages

         The Company agrees that each Foreign Currency Advance shall be repaid or prepaid, as appropriate, by the Company in the Foreign Currency in which such Foreign Currency Advance was made, regardless of whether the Dollar Equivalent thereof at the time of payment is less than, equal to or greater than the Marine Foreign Currency Commitment.

         If this Note becomes due and payable on a day other than a Business Day, the maturity hereof shall be extended to the next succeeding Business Day, and Company will pay interest at the aforesaid rate until the date of actual receipt of payment by the holder of this Note.

         No failure by the holder hereof or the Agent to exercise, and no delay in exercising, any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the holder of any right or power hereunder preclude any other or further exercise thereof or the exercise of any other right of power. The rights and remedies of the holder as herein specified are cumulative and not exclusive of any other rights or remedies which the holder may otherwise have.

         No modification, rescission, waiver, release or amendment of any provision of this Note shall be made except by a written agreement subscribed by duly authorized officers of the Company and the holder hereof.

         This Note evidences a borrowing under and is entitled to the benefits of the Agreement, to which reference is hereby made with respect to provisions regarding the making of Foreign Currency Advances denominated in a Foreign Currency in an aggregate amount not to exceed at any one time outstanding the Assigned Dollar Value of $30,000,000 U.S. Dollars, mandatory and optional prepayment provisions and rights of acceleration of the principal hereof on the occurrence of certain events.

         Company hereby waives diligence, presentment, protest and demand, and also notice of protest, demand, dishonor and nonpayment of this Note.

         Company agrees to pay on demand by Marine all costs and expenses incurred by the holder or Agent in preserving holder's rights, enforcing this Note or in collecting the indebtedness evidenced hereby, including, without limitation, if the holder retains counsel for any such purpose, reasonable attorneys' fees and expenses.



                              Page 66 of 82 Pages

         This Note shall be construed under, and governed by the internal laws of the State of New York without regard to principles of conflicts of law.



(SEAL)                                   AMERICAN PRECISION INDUSTRIES INC.


                                         BY
                                           -------------------------------------
                                           BRUCE MCH. KIRCHNER
                                           VICE PRESIDENT AND CHIEF
                                           FINANCIAL OFFICER








                              Page 67 of 82 Pages

                                    SCHEDULE

               FOREIGN CURRENCY ADVANCES AND PAYMENTS OF PRINCIPAL

===================================================================================================================================
                              AMOUNT OF
           DATE LOAN          LOAN MADE,                                         AMOUNT OF         AGGREGATE
           MADE, CON-         CONTINUED OR        LIBOR RATE                     PRINCIPAL         UNPAID           NOTATION
APPLICABLE TINUED OR          CONVERTED           PERIOD            DUE          PAID OR           PRINCIPAL        MADE BY
CURRENCY*  CONVERTED                              DATES             DATE         PREPAID           BALANCE          AND DATE
---------- ------------------ ------------------- ----------------- ------------ ----------------- ---------------- ---------------

---------- ------------------ ------------------- ----------------- ------------ ----------------- ---------------- ---------------


---------- ------------------ ------------------- ----------------- ------------ ----------------- ---------------- ---------------


---------- ------------------ ------------------- ----------------- ------------ ----------------- ---------------- ---------------


---------- ------------------ ------------------- ----------------- ------------ ----------------- ---------------- ---------------


---------- ------------------ ------------------- ----------------- ------------ ----------------- ---------------- ---------------


---------- ------------------ ------------------- ----------------- ------------ ----------------- ---------------- ---------------


---------- ------------------ ------------------- ----------------- ------------ ----------------- ---------------- ---------------


---------- ------------------ ------------------- ----------------- ------------ ----------------- ---------------- ---------------


---------- ------------------ ------------------- ----------------- ------------ ----------------- ---------------- ---------------


---------- ------------------ ------------------- ----------------- ------------ ----------------- ---------------- ---------------


---------- ------------------ ------------------- ----------------- ------------ ----------------- ---------------- ---------------


---------- ------------------ ------------------- ----------------- ------------ ----------------- ---------------- ---------------


---------- ------------------ ------------------- ----------------- ------------ ----------------- ---------------- ---------------


---------- ------------------ ------------------- ----------------- ------------ ----------------- ---------------- ---------------


===================================================================================================================================

         *Specify:  French Francs, Swiss Francs, Deutsche Marks,
                    Japanese Yen, Pounds Sterling or Canadian Dollars


                              Page 68 of 82 Pages

                                    EXHIBIT D


                          FOREIGN CURRENCY NOTE - FLEET


$20,000,000.00 U.S. DOLLARS                                    BUFFALO, NEW YORK
                                                                 AUGUST 31, 1998


         FOR VALUE RECEIVED, AMERICAN PRECISION INDUSTRIES INC., a Delaware corporation (Company), promises to pay to the order of FLEET NATIONAL BANK (Fleet) at the Agent's Regional Commercial Banking Department office at One Marine Midland Center, Buffalo, New York 14203, or, at holder's option, at such other place as may be designated from time to time by the holder, in same day funds in the applicable Foreign Currency in which advanced, on or before August 31, 2003 (Maturity Date), the lesser of the principal sum of TWENTY MILLION DOLLARS ($20,000,000.00) or the aggregate unpaid principal amount of all Foreign Currency Advances made by Fleet pursuant to the Credit Agreement of even date herewith between Company, Marine Midland Bank as Agent and as a Lender, and Fleet as a Lender, as the same may from time to time be amended, supplemented or otherwise modified (Agreement), together with interest as provided below. Within the limits of the Revolving Credit and the Fleet Foreign Currency Commitment, Company may borrow, repay and reborrow. All capitalized terms used, but not defined, in this Note shall have the meanings specified in the Agreement.

         Interest shall be payable from the date of each Foreign Currency Advance on the unpaid principal balance of each Foreign Currency Advance until such principal amount is paid in full at such interest rates, and payable at such times, as are provided in the Agreement.

         Fleet is authorized to inscribe the date of the making of each Foreign Currency Advance, the amount of each Foreign Currency Advance, the Foreign Currency in which each Foreign Currency Advance is denominated, the date on which each LIBOR Rate Period shall begin and end, each payment or prepayment of principal, and the aggregate unpaid principal balance of this Note, on the schedule on the reverse side hereof and constituting a part hereof, or on any continuation thereof, which shall be attached hereto and made a part hereof (Schedule).

         Each entry set forth on the Schedule shall be prima facie evidence of the facts so set forth. No failure by Fleet to make, and no error by Fleet in making, any inscription on the Schedule shall affect Company's obligation to repay the full principal amount advanced by Fleet to or for the account of Company, or Company's obligation to pay interest thereon at the agreed upon rate.

                              Page 69 of 82 Pages

         The Company agrees that each Foreign Currency Advance shall be repaid or prepaid, as appropriate, by the Company in the Foreign Currency in which such Foreign Currency Advance was made, regardless of whether the Dollar Equivalent thereof at the time of payment is less than, equal to or greater than the Fleet Foreign Currency Commitment.

         If this Note becomes due and payable on a day other than a Business Day, the maturity hereof shall be extended to the next succeeding Business Day, and Company will pay interest at the aforesaid rate until the date of actual receipt of payment by the holder of this Note.

         No failure by the holder hereof or the Agent to exercise, and no delay in exercising, any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the holder of any right or power hereunder preclude any other or further exercise thereof or the exercise of any other right of power. The rights and remedies of the holder as herein specified are cumulative and not exclusive of any other rights or remedies which the holder may otherwise have.

         No modification, rescission, waiver, release or amendment of any provision of this Note shall be made except by a written agreement subscribed by duly authorized officers of the Company and the holder hereof.

         This Note evidences a borrowing under and is entitled to the benefits of the Agreement, to which reference is hereby made with respect to provisions regarding the making of Foreign Currency Advances denominated in a Foreign Currency in an aggregate amount not to exceed at any one time outstanding the Assigned Dollar Value of $20,000,000 U.S. Dollars, mandatory and optional prepayment provisions and rights of acceleration of the principal hereof on the occurrence of certain events.

         Company hereby waives diligence, presentment, protest and demand, and also notice of protest, demand, dishonor and nonpayment of this Note.

         Company agrees to pay on demand by Fleet or the Agent all costs and expenses incurred by the holder or Agent in preserving holder's rights, enforcing this Note or in collecting the indebtedness evidenced hereby, including, without limitation, if the holder retains counsel for any such purpose, reasonable attorneys' fees and expenses.


                              Page 70 of 82 Pages

         This Note shall be construed under, and governed by the internal laws of the State of New York without regard to principles of conflicts of law.



(SEAL)                                  AMERICAN PRECISION INDUSTRIES INC.


                                        BY
                                          --------------------------------------
                                          BRUCE MCH. KIRCHNER
                                          VICE PRESIDENT AND CHIEF
                                          FINANCIAL OFFICER


                              Page 71 of 82 Pages

                                    SCHEDULE

               FOREIGN CURRENCY ADVANCES AND PAYMENTS OF PRINCIPAL

===================================================================================================================================
                              AMOUNT OF
           DATE LOAN          LOAN MADE,                                         AMOUNT OF         AGGREGATE
           MADE, CON-         CONTINUED OR        LIBOR RATE                     PRINCIPAL         UNPAID           NOTATION
APPLICABLE TINUED OR          CONVERTED           PERIOD            DUE          PAID OR           PRINCIPAL        MADE BY
CURRENCY*  CONVERTED                              DATES,            DATE         PREPAID           BALANCE          AND DATE
---------- ------------------ ------------------- ----------------- ------------ ----------------- ---------------- ---------------

---------- ------------------ ------------------- ----------------- ------------ ----------------- ---------------- ---------------


---------- ------------------ ------------------- ----------------- ------------ ----------------- ---------------- ---------------


---------- ------------------ ------------------- ----------------- ------------ ----------------- ---------------- ---------------


---------- ------------------ ------------------- ----------------- ------------ ----------------- ---------------- ---------------


---------- ------------------ ------------------- ----------------- ------------ ----------------- ---------------- ---------------


---------- ------------------ ------------------- ----------------- ------------ ----------------- ---------------- ---------------


---------- ------------------ ------------------- ----------------- ------------ ----------------- ---------------- ---------------


---------- ------------------ ------------------- ----------------- ------------ ----------------- ---------------- ---------------


---------- ------------------ ------------------- ----------------- ------------ ----------------- ---------------- ---------------


---------- ------------------ ------------------- ----------------- ------------ ----------------- ---------------- ---------------


---------- ------------------ ------------------- ----------------- ------------ ----------------- ---------------- ---------------


---------- ------------------ ------------------- ----------------- ------------ ----------------- ---------------- ---------------


---------- ------------------ ------------------- ----------------- ------------ ----------------- ---------------- ---------------


---------- ------------------ ------------------- ----------------- ------------ ----------------- ---------------- ---------------


===================================================================================================================================

         *Specify:  French Francs, Swiss Francs, Deutsche Marks,
                    Japanese Yen, Pounds Sterling or Canadian Dollars



                              Page 72 of 82 Pages

                                    EXHIBIT E


                             COMPLIANCE CERTIFICATE


         AMERICAN PRECISION INDUSTRIES INC. ("Company") hereby certifies to MARINE MIDLAND BANK as Agent ("Agent"), in accordance with the provisions of a Credit Agreement between Company, Agent and Marine Midland Bank and Fleet National Bank as Lenders dated the 31st day of August 1998 and as the same from time to time may be amended, supplemented or otherwise modified ("Agreement") that:

         (i) the Company and its Subsidiaries have complied in all material respects with all the terms, covenants and conditions of the Agreement which are binding upon them;

         (ii) there exists no Event of Default or Default as defined in the Agreement;

         (iii) the representations and warranties contained in the Agreement are true in all material respects with the same effect as though such representations and warranties had been made on the date hereof; and

         (iv) as of the date hereof or for such period as may be designated below, the computations, ratios and calculations set forth in this Certificate are true and correct:

         (a)      LEASE RENTALS:
                  Aggregate Amount of rental
                  payments during Fiscal Year ending
                  December 31, ____                                 = $___________

         (b)      CAPITAL EXPENDITURES:
                  Amount of Capital Expenditures
                  during Fiscal Year ending
                  December 31, ____                                 = $___________

         (c)      INTEREST COVERAGE RATIO
                  ON A ROLLING FOUR QUARTER BASIS:
                  Ratio of Earnings before
                  Interest Expense and Taxes
                  to Interest Expense as
                  of __________, ____                               = _______ to 1

         (d)      DEBT TO TANGIBLE NET WORTH RATIO
                  ON A ROLLING FOUR QUARTER BASIS:
                  Ratio of Total Liabilities to
                  Tangible Net Worth as of
                  _________________, ____                           = _______ to 1



                              Page 73 of 82 Pages

         (e)      DEBT SERVICE COVERAGE RATIO
                  ON A ROLLING FOUR QUARTER BASIS:
                  Ratio of the sum of Net Income
                  after Taxes plus Depreciation
                  and Amortization to Current
                  Maturities of Long Term Debt
                  as of _________                                   = _______ to 1

         (f)      FUNDED DEBT TO EBITDA RATIO:  Ratio
                  of Funded Debt to EBITDA
                  as of _____________, 19__                         = _______ to 1


                  WITNESS the signature of the undersigned duly authorized officer of Company on _____________, ____.


                                        AMERICAN PRECISION INDUSTRIES INC.


                                        BY_________________________________
                                                                    (TITLE)



                              Page 74 of 82 Pages

                                   SCHEDULE 2

                                      PLANS


1.       Retirement Income Plan for Employees of American Precision Industries
         Inc.

2.       Harowe Servo Controls, Inc. Hourly - Compensated Employees' Pension
         Plan.

3. International Association of Machinists and Aerospace Workers' Labor-Management Pension Plan.


NOTE: The Delevan/Deltran U.A.W. Retirement Income Plan was terminated in 1990 in accordance with Title IV of ERISA.



                              Page 75 of 82 Pages

                                 SCHEDULE 2.4(b)


                          LOANS TO FOREIGN SUBSIDIARIES


              See Part II of Schedule 4.15 to this Credit Agreement



                              Page 76 of 82 Pages

                                  SCHEDULE 4.11


                      SUBSIDIARIES - OTHER THAN GUARANTORS


                    American Precision Industries (U.K.) Ltd.

                               API-AF Corporation

                               API-FS Corporation

                               API of Canada Inc.

                           API Harowe (St. Kitts) Ltd.

                          API Deltran (St. Kitts) Ltd.

                            API Schmidt-Bretten Inc.

                      API Schmidt Bretten Beteiligungs GmbH

                       API Schmidt Bretten Verwaltung GmbH

                        API Schmidt-Bretten GmbH & Co. KG

                         Schmidt-Bretten Nederland B.V.

                               API Portescap Inc.

                             API Portescap U.S. Inc.

                               Portescap U.S. Inc.

                                 Portescap S.A.

                          Portescap International S.A.

                            API Portescap (U.K.) Ltd.

                         API Portescap Deutschland GmbH

                          API Portescap Scandinavia AB

                          API Portescap Polska SP.zo.o.

                            API Portescap France S.A.

                            API Portescap Japan Ltd.

                                API Positran Ltd.


                              Page 77 of 82 Pages

                                  SCHEDULE 4.15

                         INDEBTEDNESS FOR BORROWED MONEY


              I. INDEBTEDNESS OF AMERICAN PRECISION INDUSTRIES INC.


1. All agreements and other documents to which the Company is a party listed on the Index to the Wyoming County Industrial Development Agency $2,800,000 Marine Midland Adjustable Rate Service (MMars) 1988 Industrial Development Revenue Bonds, Series A (American Precision Industries Inc. Facility) Closing Binder.

2. All agreements and other documents to which the Company is a party listed on the Index to the Wyoming County Industrial Development Agency $6,600,000 Marine Midland Adjustable Rate Service (MMars) 1995 Industrial Development Revenue Bonds, Series A (American Precision Industries Inc. Facility) Closing Binder.

3. All agreements and other documents to which the Company is a party listed in the Table of Contents to the Grand Prairie Industrial Development Authority $6,000,000 Marine Midland Adjustable Rate Service (MMars) Industrial Development Revenue Bonds, Series 1996 (Precision/API Ketema Project) Closing Binder.


             II. INDEBTEDNESS OF SUBSIDIARIES OF AMERICAN PRECISION
                                 INDUSTRIES INC.


1. All agreements and other documents to which API Schmidt-Bretten Beteiligungs GmbH and Landesgirokasse are parties on a DM 13,000,000 credit facility.

2. All agreements and other documents to which API Schmidt-Bretten GmbH & Co. KG and Landesgirokasse are parties for a DM 2,000,000 line of credit, none of which was in use as of June 30, 1998.

3. All agreements and other documents to which API Schmidt-Bretten GmbH & Co. KG and Sparkasse Bruchsal-Bretten are parties for a DM 3,000,000 line of credit, of which DM 104,000 was in use as of June 30, 1998.

4. All agreements and other documents to which Portescap and certain of its subsidiaries are parties with several banks in Switzerland, the United Kingdom, Germany, and France. At June 30, 1998 total borrowing under these arrangements was approximately CHF 19,230,000.


                              Page 78 of 82 Pages

                                  SCHEDULE 6.3


                             PERMITTED ENCUMBRANCES


         "PERMITTED ENCUMBRANCES" means (a) liens securing the payment of taxes or other governmental charges not yet due and payable; (b) deposits under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business; (c) any liens and security interests in favor of the Lenders; (d) liens securing the payment of taxes or other governmental charges or mechanic's or artisan's liens, the validity of which is being contested in good faith by appropriate proceedings, and as to which the Company shall, if appropriate under GAAP, have set aside on its books and records adequate reserves; (e) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or similar title exception or encumbrance affecting the title to any real property of the Company or such Subsidiary that does not (i) materially impair the use of such property or (ii) materially lessen the value of such property for the purposes for which the same is held by the Company or such Subsidiary; (f) the filing of UCC-1 financing statements in connection with operating, financing and capital leases entered into by the Company or any Subsidiary provided that such leases are permitted under the terms of this Agreement; and (g) liens disclosed in Exhibit 6.3 attached hereto.


                              Page 79 of 82 Pages

                                  SCHEDULE 4.17

                              ENVIRONMENTAL MATTERS

1. ENVIRONMENTAL CLAIM AGAINST API HAROWE INC. AT WEST CHESTER, PENNSYLVANIA FACILITY

         In April 1998, API Harowe Inc. ("Harowe") was notified by the owner of the real property in West Chester, Pennsylvania, at which Harowe leases its facility, that there was alleged contamination of the soil at the facility. The owner claims that Harowe is responsible for the remediation cost and other damages arising out of that alleged contamination. The owner has indicated that it will conduct the initial remediation at the site. Harowe has retained an environmental consultant to assist it in determining what, if any, liability it has with respect to the alleged contamination. Until the consultant has had an opportunity to complete its study, Harowe will not be in a position to determine what, if any, liability it has, and if it does have liability, the extent thereof.

2.       PORTESCAP ENVIRONMENTAL MATTER

         In 1987, Transicoil Inc., which was formerly owned by Portescap U.S. Inc., was notified that the North Penn Area 12 Site in Pennsylvania on which its operations were located was nominated for inclusion on the EPA's National Priorities List of hazardous waste sites pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"). In 1988, Portescap U.S. Inc., as well as Transicoil, Eagle-Picher Industries, Inc. (the owner of Transicoil at that time), other prior owners and the then owner of the North Penn Area 12 Site, were named by the EPA as "potentially responsible parties" ("PRPs") under CERCLA which imposes joint and several liability on each PRP for the cleanup of the site. Portescap U.S. Inc. denied liability and denied that it was a proper PRP.

         An investigation of the North Penn Area 12 Site, performed by independent consultants at the request of the EPA, revealed the presence of contamination. In 1989, Eagle-Picher, Transicoil and the EPA entered into an administrative consent order, pursuant to which Eagle-Picher and Transicoil agreed to prepare a Remedial Investigation Report and a Feasibility Study of the North Penn Area 12 Site. However, in 1991, prior to completion of either the Remedial Investigation Report or the Feasibility Study, Eagle-Picher and Transicoil filed for bankruptcy and were subsequently discharged from any liability for environmental contamination at the North Penn Area 12 Site.

         In October 1995, Portescap U.S. Inc. agreed in principle with one of the prior owners and operators of the North Penn Area 12 Site to pay, on an equal shares basis, up to $15,000 toward installation of drinking water filtration systems at several homes in the vicinity of the North Penn Area 12 Site. In August 1995, the EPA issued a unilateral order requiring certain


                              Page 80 of 82 Pages
prior and present owners and operators of the North Penn Area 12 Site to undertake various remedial actions. The EPA, however, did not name Portescap U.S. Inc. as a party to that order, although it subsequently served Portescap U.S. Inc. with a formal request for information concerning its past relationship with Transicoil and the North Penn Area 12 Site.

         In October 1995 Portescap U.S. Inc. received notice of an indemnification claim asserted against it by a prior owner of the North Penn Area 12 Site under a sublease for a portion of the North Penn Area 12 Site. Portescap U.S. Inc. informed the entity that asserted the indemnification claim that it denies liability under that claim and that it will vigorously defend itself against that claim.

         In early 1996 the EPA released the Remedial Investigation Report, which indicated the presence and nature of contamination at the North Penn Area 12 Site. The Feasibility Study was concluded in early 1997, and in July 1997 the EPA released its proposed Remedial Action Plan in which it recommends two alternatives for remediating the environmental problems associated with the North Penn Area 12 Site, which involve a combination of ground water treatment and the connection of residents around the North Penn Area 12 Site to a public water supply. The EPA estimates that the ground water treatment alternative would cost approximately $830,000 and the proposal to connect residents to a public water supply would cost approximately $2,340,000. The EPA has held a public hearing on these matters and will make a final determination as to which alternative or combination of alternatives, if any, to adopt.

         Once the EPA selects a remediation plan, it is likely to assert a claim against the PRPs named in its August 1995 unilateral order to recover the costs of remediation. Those PRPs may assert a claim against Portescap U.S. Inc. for contribution. In that event, Portescap intends to deny any liability, and to assert a counterclaim for contribution against the other PRPs.

         On September 23, 1997, Portescap U.S. Inc. was merged into a wholly-owned subsidiary of API Development Corporation.

3.       ENVIROTEK (II) SITE

         In 1990, the U.S. Environmental Protection Agency ("EPA") named American Precision Industries Inc. (the "Company") a potentially responsible party ("PRP") with respect to hazardous substances disposed of at the Envirotek II Site (the "Site") in Tonawanda, New York. The Company was named a de minimis participant with respect to the first phase of the clean-up action and was relieved of any potential liability for the first phase clean-up with the payment of a minor fee. The EPA has since advised the Company that its name had been removed from the PRP list. The State of New York has also indicated to the Envirotek II PRP Group its intention to pursue additional remedial measures at a site which surrounds the Site.


                              Page 81 of 82 Pages

                                   EXHIBIT 6.3


                      EXISTING LIENS ON PROPERTY OR ASSETS


1. Liens granted or created in connection with the Wyoming County Industrial Development Agency $2,800,000 Marine Midland Adjustable Rate Service (MMars) 1988 Industrial Development Revenue Bonds, Series A (American Precision Industries Inc. Facility) and the transactions relating thereto.

2. Liens granted or created in connection with the Wyoming County Industrial Development Agency $6,660,000 Marine Midland Adjustable Rate Service (MMars) 1995 Industrial Development Revenue Bonds, Series A (American Precision Industries Inc. Facility) and the transactions relating thereto.


3. Liens granted or created in connection with the Grand Prairie Industrial Development Authority $6,000,000 Marine Midland Adjustable Rate Service (MMars) Industrial Development Revenue Bonds, Series 1996 (Precision/API Ketema Project) and the transactions relating thereto.

4. Security interest in accounts receivable owned by API Schmidt-Bretten GmbH & Co. KG to secure borrowings under a short-term bank line with Sparkasse-Bruchsal in the amount of DM 3,000,000.

5. Liens granted on certain land and buildings owned by Portescap and certain of its subsidiaries in Switzerland, Germany, and the United Kingdom to secure bank loans of approximately $3,765,000 at December 31, 1997.


                              Page 82 of 82 Pages